

                                                                    Exhibit 10.1


                               CREDIT AGREEMENT

                                   BETWEEN

                         KCS ENERGY MARKETING, INC.,

                                     AND

                             COMERICA BANK-TEXAS


                               January 12, 1995
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                               TABLE OF CONTENTS



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ARTICLE I  Definitions     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Section 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Section 1.2      Use, and Construction of Defined Terms; References and Headings   . . . . . .  16
          Section 1.3      Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE II  Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          Section 2.1      Commitment for Advances . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          Section 2.2      Credit Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          Section 2.3      Requests for Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          Section 2.4      Conversions and Continuations . . . . . . . . . . . . . . . . . . . . . . . .  18
          Section 2.5      Use of Proceeds of Advances . . . . . . . . . . . . . . . . . . . . . . . . .  19
          Section 2.6      Credit Borrowing Base; Credit Borrowing Base Reductions;
                           Mandatory Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE III  Additional Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          Section 3.1      Commitment Fee: Reduction or Termination of Credit Commitment . . . . . . . .  21
          Section 3.2      Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          Section 3.3      Engineering Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE IV  Payments       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          Section 4.1      Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          Section 4.2      Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          Section 4.3      General Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          Section 4.4      Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE V  Yield Protection and Illegality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          Section 5.1      Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          Section 5.2      Limitation on Types of Advances . . . . . . . . . . . . . . . . . . . . . . .  25
          Section 5.3      Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          Section 5.4      Substitute Prime Rate Advances  . . . . . . . . . . . . . . . . . . . . . . .  26
          Section 5.5      Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          Section 5.6      Additional Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE VI  Security       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          Section 6.1      Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          Section 6.2      Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
          Section 6.3      Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE VII  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
          Section 7.1      Initial Advance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
          Section 7.2      All Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
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ARTICLE VIII  Representations and Warranties  . . . . .  . . . . . . . . . . . . . . . . . . . . . . .  31
          Section 8.1      Corporate Existence and Authority . . . . . . . . . . . . . . . . . . . . .  31
          Section 8.2      Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
          Section 8.3      Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
          Section 8.4      No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
          Section 8.5      Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
          Section 8.6      Litigation and Judgments  . . . . . . . . . . . . . . . . . . . . . . . . .  32
          Section 8.7      Rights in Properties; Liens . . . . . . . . . . . . . . . . . . . . . . . .  32
          Section 8.8      Compliance with Law: Restrictions . . . . . . . . . . . . . . . . . . . . .  33
          Section 8.9      Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          Section 8.10     Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . .  34
          Section 8.11     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          Section 8.12     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          Section 8.13     Debt Note Payable Schedule  . . . . . . . . . . . . . . . . . . . . . . . .  34
          Section 8.14     Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          Section 8.15     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          Section 8.16     Place of Business; Names; Debit Authorizations  . . . . . . . . . . . . . .  35
          Section 8.17     Use of Proceeds: Margin Securities  . . . . . . . . . . . . . . . . . . . .  35
          Section 8.18     Concentration Account; Certain Balances . . . . . . . . . . . . . . . . . .  35
          Section 8.19     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          Section 8.20     Make-up Obligations: Gas Imbalances . . . . . . . . . . . . . . . . . . . .  37
          Section 8.21     Payments by Purchasers of Production  . . . . . . . . . . . . . . . . . . .  37
          Section 8.22     Claims in Respect of Mortgaged Properties . . . . . . . . . . . . . . . . .  37
          Section 8.23     Federal, State and Indian Leases  . . . . . . . . . . . . . . . . . . . . .  37
          Section 8.24     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
          Section 8.25     Fair Consideration. No Additional Extensions of Credit  . . . . . . . . . .  38
          Section 8.26     Location of Entity of Borrower  . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE IX  Positive Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          Section 9.1      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          Section 9.2      Certificates; Other Information . . . . . . . . . . . . . . . . . . . . . .  39
          Section 9.3      Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . .  41
          Section 9.4      Preservation of Existence and Conduct of Business . . . . . . . . . . . . .  41
          Section 9.5      Payment of Taxes and Claims . . . . . . . . . . . . . . . . . . . . . . . .  41
          Section 9.6      Inspection Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
          Section 9.7      Keeping Books and Records . . . . . . . . . . . . . . . . . . . . . . . . .  41
          Section 9.8      Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          Section 9.9      Compliance with Agreements; Trade Debt  . . . . . . . . . . . . . . . . . .  42
          Section 9.10     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          Section 9.11     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          Section 9.12     Use of Proceeds; Compliance with Regulations G, T, U, and X   . . . . . . .  42
          Section 9.13     Engineering Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
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ARTICLE X  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
          Section 10.1     Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
          Section 10.2     Limitation of Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
          Section 10.3     Negative Pledge Amount  . . . . . . . . . . . . . . . . . . . . . . . . . .  45
          Section 10.4     Mergers and Dissolutions: Change in Business Structure  . . . . . . . . . .  45
          Section 10.5     Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
          Section 10.6     Loans, Advances and Investments . . . . . . . . . . . . . . . . . . . . . .  46
          Section 10.7     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . .  47
          Section 10.8     Disposition of Assets: Sale Leaseback . . . . . . . . . . . . . . . . . . .  47
          Section 10.9     Prepayment of Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          Section 10.10    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          Section 10.11    Sale or Discount of Receivables . . . . . . . . . . . . . . . . . . . . . .  47
          Section 10.12    Concentration Account . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          Section 10.13    Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE XI  Default        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          Section 11.1     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          Section 11.2     Remedies Upon Default . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          Section 11.3     Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
          Section 11.4     Limited Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          Section 11.5     Notice of Actions Taken . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          Section 11.6     Proceeds of Production from the Mortgaged Properties; Letter
                           Transfer Orders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE XII  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
          Section 12.1     Expenses of Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
          Section 12.2     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
          Section 12.3     Restatement; Exhibits and Schedules; Reliance on Documents  . . . . . . . .  57
          Section 12.4     No Waiver: Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . .  58
          Section 12.5     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . .  58
          Section 12.6     Survival of Representations and Warranties  . . . . . . . . . . . . . . . .  58
          Section 12.7     Entire Agreement: Amendment . . . . . . . . . . . . . . . . . . . . . . . .  59
          Section 12.8     Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
          Section 12.9     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
          Section 12.10    Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
          Section 12.11    Submission to Jurisdiction; Waivers . . . . . . . . . . . . . . . . . . . .  61
          Section 12.12    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
          Section 12.13    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
          Section 12.14    Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
          Section 12.15    Governmental Regulation . . . . . . . . . . . . . . . . . . . . . . . . . .  63
          Section 12.16    Conflicting Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . .63
          Section 12.17    Strict Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          Section 12.18    No Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
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          Section 12.19    Confidentiality  . . . . . . . . . .  . . . . . . . . . . . . . . . . . . .   64
          Section 12.20    Bank as Sole Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . .   65
          Section 12.21    Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
          Section 12.22    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

SCHEDULES

Schedule 1 - Mortgaged Properties (Section 1.1, 6.1)
Schedule 2 - Credit Borrowing Base Reduction Amount (Section 1.1)
Schedule 3 - Litigation; Judgments (Section 8.6)
Schedule 4 - Existing Debt (Section 10.1 (ii))
Schedule 5 - Subsidiaries (Section 8.11)
Schedule 6 - Existing Liens (Section 10.2(a), 8.22)
Schedule 7 - Taxes (Section 8.15)
Schedule 8 - Trade Names (Section 8.16)
Schedule 9 - Make-Up; Gas Imbalances (Section 8.20)
Schedule 10 - Production and Delivery Agreements (Section 1.1)
Schedule 11 - Title Curative Requirements (Section 9.2(d))
Schedule 12 - Claims Against Mortgaged Properties (Section 8.22)
Schedule 13 - Existing Loans, Advances, Investments (Section 10.6(e))
Schedule 14 - Environmental Matters (Section 8.19)
Schedule 15 - Current Purchasers of Production (Section 9.2(c))

EXHIBITS

Exhibit A - Credit Note
Exhibit B - Advance Request Form
Exhibit C-1 - Oil and Gas Mortgage - Texas
Exhibit C-2 - Oil and Gas Mortgage - Louisiana
Exhibit C-3 - Oil and Gas Mortgage - Alabama
Exhibit D - Guaranty
Exhibit E - Letter Transfer Order





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                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (the "Agreement", certain other terms used herein shall have the meanings assigned thereto in Article I of this Agreement), dated as of January 12, 1995, is by and between KCS ENERGY MARKETING, INC., a New Jersey corporation ("Borrower") and COMERICA BANK-TEXAS, a Texas banking corporation ("Bank").

                                    RECITALS

         The Borrower and KCS Energy, Inc. ("KCS") have requested that Bank provide for the extension of credit to the Borrower in an aggregate principal amount of up to but not exceeding $25,000,000.00 and Bank is prepared to extend such credit upon the terms and subject to the conditions hereinafter set forth.

         To induce Bank to extend such credit, Borrower and KCS will execute and deliver such documents, instruments and agreements as Bank shall reasonably request to evidence their respective agreements with respect to such credit, each of such Persons expecting to derive direct benefit from the credit so extended to the Borrower, both in its separate capacity and as a member of the integrated group.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good, fair and valuable considerations, and, additionally, as to the Borrower, for reasonably equivalent value received, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

                    "Additional Properties" means Oil and Gas Properties now or hereafter owned by Borrower which are not identified in Schedule 1, as such schedule is delivered on the Closing Date.

                    "Adjusted CD Rate" means, for any CD Advance during any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Bank to be equal to the sum of (a) the CD Rate for such CD Advance for such Interest Period divided by 1 minus the Reserve Requirement for such CD Advance for such Interest Period plus (b) the Assessment Rate for such Interest Period.

                    "Adjusted LIBO Rate" means, for any LIBOR Advance during any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Bank to be equal to the LIBO Rate for such LIBOR Advance for such Interest Period divided by 1 minus the Reserve Requirement for such LIBOR Advance for such Interest Period.

                    "Advance" means any advance of funds by Bank to Borrower pursuant to this Agreement, and after each initial advance thereof, any portion thereof remaining outstanding and unpaid.

                    "Advance Request Form" means a certificate, in substantially the form of Exhibit B hereto, properly completed and signed by Borrower requesting an Advance.

                    "Affiliate" means, of any designated Person, each Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person and, without limiting the generality of the foregoing, shall include (i) any Person which beneficially owns or holds 10% or more of any class of voting securities of such designated Person or 10% or more of the equity interest in such designated Person and (ii) any Person of which such designated Person beneficially owns or holds 10% or more of any class of voting securities or in which such designated Person beneficially owns or holds 10% or more of the equity interest. For the purposes of this definition, control (including, with correlative meanings, the terms "controlled by" and "under common control with), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                    "Agreed Maximum Rate" means, at any time, a per annum rate of interest equal to 4% plus the Highest Applicable Rate, which Agreed Maximum Rate shall apply only during any period while there is no Maximum Rate applicable to the loan transaction evidenced hereby or to the Credit Note.

                    "Agreement", "hereof", "hereto", "hereunder" and words of similar import means this Credit Agreement as a whole, and not any particular article, section or subsection.

                    "Alternate Reserve Reports" means the reports described in
         Section 9.15(b).

                    "Applicable Law" means the law in effect, from time to time, applicable to this loan transaction and each Loan Document which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest on each Loan Document and the transactions evidenced thereby, and arising in connection therewith (including, but without limitation, the Credit
         Note), including laws of the State of Texas and, to the extent controlling, the laws of the United States of America. To the extent that Applicable Law is determined by reference to Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended, the interest ceiling applicable hereto and in connection herewith shall be the "indicated" (weekly) rate ceiling as defined in said Article 1.04; provided however, it is agreed that the terms hereof, including the rate, or index, formula or provision of law used to compute the rate in connection herewith, will be subject to the revisions as to current and future balances, from time to time, pursuant to Applicable Law. It is further agreed that in no event shall Chapter 15 of Subtitle 3, Title 79, Revised Civil Statutes of Texas, 1925, as amended, apply to any Loan Document or the transactions evidenced thereby, and arising in connection therewith.

                    "Applicable Rate" means: (i) during the period that an Advance is a Prime Rate Advance, the Prime Rate plus one- fourth of one percent (1/4%); (ii) during the period that an Advance is a LIBOR Advance, the Adjusted LIBO Rate plus two percent (2 %); and (iii) during the period that an Advance is a CD Advance, the Adjusted CD Rate plus three percent (3%).

                    "Assessment Rate" means, at any time, the rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) then charged by the Federal Deposit Insurance Corporation (or any successor) to Bank for deposit insurance for Dollar time deposits with Bank at its Principal Office as determined by Bank. The Assessment Rate determined by Bank, in the absence of manifest error, shall be conclusive and binding.

                    "Authorized Representative" means James W. Christmas, Chairman, Harry Lee Stout, President, or Henry A. Jurand, Treasurer and Secretary, and in any event, shall mean no other Person or Persons except as modified pursuant to a certificate sent to Bank signed by an Authorized Representative of Borrower and in each such event, only after Bank has had a reasonable opportunity to act upon such certification.

                    "Bank" shall have the meaning ascribed to such term in the introductory paragraph hereof.

                    "Business Day" means (i) any day on which commercial banks are not authorized or required to close in Houston, Texas, and (ii) with respect to all borrowings, payments, conversions, continuations, Interest Periods, and notices in connection with LIBOR Advances, any day which is a Business Day described in clause (i) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                    "CERCLA" shall have the meaning ascribed to such term in the definition of Environmental Laws.

                    "CD Advance" means any Advance that bears interest at a rate based upon the Adjusted CD Rate.

                    "CD Rate" means, for any CD Advance for any Interest Period therefor, the rate of interest per annum determined by Bank to be the average (in accordance with its customary practices and rounded upwards, if necessary, to the nearest 1/100 of 1%) of the bid rates quoted to Bank at approximately 9:00 a.m. Houston, Texas time (or as soon thereafter as practicable) on the first day of such Interest Period by three (3) or more certificate of deposit dealers of recognized national standing selected by Bank for the purchase at face value of domestic certificates of deposit of Bank having a term comparable to such Interest Period and in an amount comparable to the principal amount of the CD Advance to which such Interest Period relates. Each determination by Bank of the CD Rate shall, in the absence of manifest error, be conclusive and binding.

                    "Closing Date" means January 12, 1995.

                    "Code" means the Internal Revenue Code of 1986, as amended.

                    "Collateral" has the meaning specified in Section 6.1.

                    "Concentration Account" means any one or more deposit or similar accounts from time to time maintained by KCS into which account or accounts KCS retains all cash receipts and other funds forwarded to it by each of its Subsidiaries, for the exclusive account of the Subsidiary that remits such funds, pending disbursement therefrom to such Subsidiary's Disbursement Account.

                    "Consolidated Net Income" shall have the meaning ascribed to such term in the Guaranty.

                    "Corporate Entity" shall have the meaning ascribed to such term in Section 7.1(a).

                    "Credit Borrowing Base" means, at any time a determination thereof is to be made, the aggregate amounts of the indebtedness which can be adequately supported by Bank's loan value of oil and gas reserves attributable to the Oil and Gas Properties included in the Mortgaged Properties with respect to which Bank has (a) a perfected, first-priority Lien in its favor and (b) received title opinions or other evidence that title is vested in Borrower, in each event in form, scope and substance satisfactory to Bank. Such amount of indebtedness and value shall be determined by Bank in accordance with the procedures set forth in Section 2.6, in the exercise of its sole discretion, and in accordance with the standards, policies and practices established by Bank from time to time for oil and gas loans, taking into account, among other things, the following: (i) information to be furnished to Bank by Borrower pursuant to this Agreement; (ii) Bank's estimates of the potential cash flow needed from the Oil and Gas Properties included in the Mortgaged Properties to satisfy the Obligations; (iii)

         Borrower's other cash flow requirements during the term of this Agreement; (iv) Bank's engineer's adjustments of reserve volumes and economics as required by Bank's policies; (v) pricing of production being based upon the lesser of (A) prices actually received by the Borrower and (B) prices set by Bank from time to time and utilized in evaluating its other oil and gas loans with consideration given to any hedging contracts maintained by Borrower which are satisfactory to Bank; (vi) escalation in prices at the same rate and evaluated by the same discount factor, as Bank utilizes for its other oil and gas loans, and with respect to similarly-situated properties securing such loans; (vii) the existence of perfected, first-priority Liens in favor of Bank in, and the degree of title assurance with respect to the Oil and Gas Properties included in the Mortgaged Properties which are included in Engineering Reports; (viii) the production history of the reserves; (ix) contract status, take-or-pay or gas imbalancing, (x) concentration of reserves; (xi) nature of ownership of the reserves;
         (xii) the quality, reputation, history and financial condition of operators and purchasers of production; (xiii) the mode of recovery and the existence of current, and likelihood of future, technology regarding recovery methods; (xiv) the financial condition of Borrower; and (xv) the existence of other Debt and Liens of the Borrower in any such Oil and Gas Properties.

                    "Credit Borrowing Base Reduction Amount" means an amount by which the Credit Borrowing Base is reduced quarterly (on each Interest Payment Date) as reflected on Schedule_2 hereto, as such amount may be redetermined by Bank from time to time in connection with the redetermination of the Credit Borrowing Base by Bank pursuant to
         Section 2.6 hereof.

                    "Credit Commitment" means the conditional, maximum aggregate amount of principal that may ever be outstanding under the Credit Note prior to the Credit Maturity Date if and only if such amount is supported by the Credit Borrowing Base as such is determined by Bank under this Agreement and as otherwise qualified and referenced in clause (iii) of Section 8.25, which amount shall never exceed $25,000,000.00, and as such maximum amount may be reduced pursuant to
         Section 2.6, Section 3.1 or otherwise.

                    "Credit Note" means the promissory note payable to the order of Bank, in substantially the form of Exhibit A hereto.

                    "Credit Maturity Date" means 2:00 p.m. Houston, Texas time on February 1, 1998, or such earlier date and time on which the obligation of Bank to make Advances terminates and all Obligations with respect to the Credit Note are immediately due and payable as provided in this Agreement.

                    "Debt" means for any Person (without duplication): (i) all indebtedness, whether or not represented by bonds, debentures, notes, securities or other evidences of indebtedness, for the repayment of borrowed money (ii) all indebtedness representing deferred payment of the purchase price of Property, assets or services, other than trade account payables arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payables or accrued expenses are payable within 120 days of the date the respective goods are delivered or the respective services are rendered, or if such trade account payables or accrued expenses are not paid within such 120-day period, the payment thereof, if due under terms of purchase, is being diligently contested in good faith by such Person and cash reserves for the full and final payment thereof are being maintained by such Person, (iii) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (iv) all indebtedness under guaranties, endorsements (other than for collection or deposit in the ordinary course of business), assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, (v) all indebtedness secured by a Lien existing on Property owned by the Person, whether or not the indebtedness secured thereby shall have been assumed, the aggregate amount of such indebtedness being equal to the lesser of (A) the aggregate outstanding dollar amount of such indebtedness and (B) the aggregate fair market value of such encumbered Property, (vi) all indebtedness (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (vii) all indebtedness and undertakings to maintain or cause to be maintained the financial position or financial covenants of any other Person, and (viii) any obligation to redeem or repurchase any of such Person's capital stock, warrants, or stock equivalents.

                    "Default" means any event or condition specified in Section
         11.1 whether or not any requirement for notice or lapse of time, or both, or any other condition has been satisfied.

                    "Default Rate" means the per annum rate of interest equal to the lesser of (i) the Maximum Rate and (ii) the sum of the Prime Rate plus three percent.

                    "Disbursement Account" means any one or more deposit or similar accounts from time to time maintained by, and over which sole disbursement or withdrawal right is controlled by Borrower.

                    "Dollars" and "$" shall mean lawful money of the United States of America.

                    "Engineering Reports" shall have the meaning ascribed to such term in Section 2.6(b).

                    "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, requirements or determinations
         of any Governmental    Authority pertaining to health or the
         environment in effect in any and all jurisdictions in which time has conducted business, or where any Borrower or KCS, or any of their Subsidiaries, is conducting or at any time has conducted business, or where any

         Property of Borrower or KCS, or any of their Subsidiaries, is located, or where any hazardous substances generated by or disposed of by Borrower or KCS, or any of their Subsidiaries, are located, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The terms "hazardous substance", "release" and "contaminants" have the meanings specified in CERCLA, and the terms "solid waste", "hazardous waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of each Loan Document, and provided further that, to the extent the laws of the state in which any Property of Borrower or KCS, or any of their Subsidiaries, is located establish a meaning for "hazardous substance", "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply with respect to such state.

                    "Event of Default" means any of the events or conditions specified in Section 11.1, provided that any applicable requirement for notice or lapse of time, or both, or any other specified condition has been satisfied.

                    "Excepted Liens" shall have the meaning ascribed to such term in Section 8.7.

                    "Fixed Rate Advances" means CD Advances and LIBOR Advances.

                    "GAAP" means generally accepted accounting principles, applied on a consistent basis, including, but without limitation, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

                    "Governmental Authority" means any domestic or foreign federal, state, county, city, municipality or political subdivision in which any Property of Borrower or KCS, or any of their Subsidiaries, is located or which exercises jurisdiction over any such Property, and any agency, department, commission, board, tribunal, court, bureau or instrumentality of any of them which exercises or has jurisdiction over any such Property.

                    "Governmental Requirement" means (without duplication) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

                    "Guaranteed Obligations" shall have the meaning ascribed to such term in the Guaranty.

                    "Guaranty" means those Guaranty Agreements entered into, dated, executed and delivered by KCS and Proliq, Inc. as of the date of this Agreement, in substantially the form of Exhibit D hereto, which Guaranty Agreements evidence the payment guaranty obligations in respect to this Agreement and the documents, instruments and agreements executed and/or delivered from time to time in connection herewith, all as therein provided.

                    "Hydrocarbons" means all oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all other minerals, and all products obtained, refined or processed therefrom.

                    "Indemnified Matters" shall have the meaning ascribed to such term in Section 12.2.

                    "Indemnitees" shall have the meaning ascribed to such term in Section 12.2.

                    "Initial Reserve Report" means the reports of Ryder Scott dated as of July 1, 1994, with respect to Oil and Gas Properties of the Borrower, and each amendment, supplement and modification thereto received by Bank prior to the Closing Date.

                    "Interest Payment Date" means the first day of April, July, October and January of each year, commencing April 1, 1995 and continuing thereafter until and including the Credit Maturity Date.

                    "Interest Period" means:

                          (i) With respect to any LIBOR Advance, the period commencing on the date, as applicable, such Advance is made or converted from an Advance of another Type or, in the case of each subsequent, successive Interest Period applicable to a LIBOR Advance, the last day of the next preceding Interest Period with respect to such Advance, and ending on the numerically corresponding day in the first, second, or third calendar month thereafter, as Borrower may select as provided in Section
                    2.3 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

                          (ii) With respect to any CD Advance, the period commencing on the date, as applicable, such Advance is made or converted from an Advance of another Type or, in the case of each subsequent, successive Interest Period applicable to a CD Advance, the last day of the next preceding Interest Period with respect to such Advance, and ending on the day 30, 60 or 90 days thereafter, as Borrower may select as provided in Section 2.3 hereof.

         Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a LIBOR Advance if such succeeding Business Day fails in the next succeeding calendar month, on the next preceding Business Day); (b) no more than three (3) Interest Periods for Fixed Rate Advances shall be in effect at the same time; (c) no Interest Period for any Fixed Rate Advance shall have a duration of less than one (1) month (in the case of LIBOR Advances) or thirty (30) days (in the case of CD Advances) and, if the Interest Period for any Fixed Rate Advance would otherwise be a shorter period, such Advance shall not be available hereunder; and (d) no Interest Period may extend beyond a principal repayment date or commitment reduction date unless, after giving effect thereto, the aggregate principal amount of the Fixed Rate Advances having Interest Periods that end after such principal payment date or Commitment reduction date shall be equal to or less than the Advances to be outstanding hereunder after such principal payment date or commitment reduction date.

                    "KCS" shall mean KCS Energy, Inc., a Delaware corporation.

                    "Letter Transfer Orders" means letters addressed to purchasers of production and/or, at the sole discretion of Bank, operators of wells or other Persons designated as the "payor" pursuant to Section 91.401 of the Texas Natural Resources Code, from the Oil and Gas Properties included in the Mortgaged Properties executed by Borrower placing such addressees on notice of the Security Documents and directing such addressees to make settlement for such production to Bank for the account of Borrower, in form and substance of Exhibit E hereto and otherwise satisfactory to Bank.

                    "LIBOR Advance" means any Advance that bears interest at a rate based upon the Adjusted LIBO Rate.

                    "LIBO Rate" means, for any LIBOR Advance for any Interest Period therefor, the rate of interest per annum (determined by Bank) to be the average (rounded upwards, if necessary, to the nearest 1/100 of 1 %) of the rates quoted by Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) Business Days prior to the first day of such Interest Period for the offering by Bank to leading banks in the London interbank market of Dollar deposits for delivery on the first day of such Interest Period, in immediately available funds, having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Advance to which such Interest Period relates. Each determination by Bank of the applicable LIBO Rate shall, in the absence of manifest error, be conclusive and binding.

                    "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, deed of trust, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or
         (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a security interest.

                    "Loan Documents" means this Agreement, the Credit Note, the Debit Authorizations, the Security Documents and all promissory notes, reports, opinions, certificates and other instruments, documents, and agreements now or hereafter executed and delivered pursuant to, or in connection with, this Agreement.

                    "Material Adverse Effect" means, with respect to any Person, a material and adverse effect on (i) the condition (financial or otherwise) of such Person, or (ii) its ability to fulfill, punctually and completely, its obligations under each Loan Document.

                    "Maximum Rate" shall mean the maximum lawful non-usurious rate of interest (if any) which, under Applicable Law, Bank is permitted to charge Borrower on the transactions evidenced by, and arising in connection with, the Loan Documents from time to time in effect and to which each is a party, including changes in such Maximum Rate attributable to changes under Applicable Law which permit a greater rate of interest to be contracted for, charged, collected, received, taken or reserved as of the effective dates of the respective changes.

                    "Mortgages" means the Oil and Gas Mortgages.

                    "Mortgaged Properties" means the following Properties of Borrower, now owned or existing or hereafter acquired or arising, to the extent such are described as Properties encumbered in favor of, or assigned to, Bank pursuant to any one or more Security Documents: (i) Properties described as encumbered in favor of, or assigned to, Bank under any one or more of the Security Documents, including, but not limited to, the Oil and Gas Properties identified in Schedule 1 hereto, and all Hydrocarbon production from such Oil and Gas Properties to the extent such production is the Property of the Borrower pursuant to any of the volumetric production payment contracts or conveyances identified on Schedule 1 hereto; (ii) any other Oil and Gas Properties, including, without limitation, the Additional Properties, if any, from time to time included in the Credit Borrowing Base as referred to in Section 2.6(d), and the Hydrocarbon production therefrom, that are hereafter described as encumbered in favor of, or assigned to, Bank under any one or more the Security Documents and (iii) all deeds of trust, mortgages, assignments, security agreements, financing statements and other agreements granted in favor of Borrower by any Person from which Borrower acquired its interest in Oil and Gas Properties identified on
         Schedule 1 or any Additional Properties and which secure the obligations of any such Person to Borrower and which are encumbered in favor of or assigned to Bank under one or more of the Security Documents.

                    "Obligations" means all obligations, indebtedness, fees, expenses, costs, indemnities and liabilities of Borrower to Bank, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, under, or in connection with, this Agreement and the other Loan Documents, including, without limitation and all interest accruing hereon and thereon and all attorneys' fees and other expenses required to be paid by Borrower hereunder and thereunder.



                    "Oil and Gas Mortgages" means the deed of trust, assignment, security agreement, financing statement and Assignment of Production and the Act of Mortgage and Security Agreement covering, among other Property, certain of the Oil and Gas Properties of Borrower, in substantially the form of Exhibits C-1, C-2 and C-3 hereto, as the same may be supplemented from time to time by one or more Supplemental Mortgages.

                    "Oil and Gas Properties" means and includes (i) all rights, titles, interests and estates of Borrower in and to all Hydrocarbons prior to severance, and all contracts or arrangements granting interests in Hydrocarbons or proceeds of Hydrocarbons prior to severance, including without limitation all royalties, overriding royalties, net profits interests, production payments and similar mineral interests, and all unsevered oil, gas and other minerals in, under, or attributable to any of the foregoing properties and interests (the rights, titles, interests and estates described in this clause (i) are collectively referred to as the "Hydrocarbon Interests"); (ii) all presently existing and future contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, delivery, exchange, transporting, treating or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests and any renewals, extensions, substitutions, ratifications, supplements, amendments and replacements of or for any of the foregoing, including but not limited to the Production and Delivery Agreements described in
         Schedule 10 and any contracts of similar import which relate to any of the Hydrocarbon Interests; (iii) all Hydrocarbons in and under and which may be produced and/or saved from or attributable to the Hydrocarbon Interests, and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (v) all rights- of-way, easements, servitudes, licenses, permits, grants, estates, rights, benefits and privileges related to the Hydrocarbon Interests, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; (vi) all accounts, contract rights and general intangibles arising from, or with respect to, the Hydrocarbon Interests, rights, titles, interests and estates described or referred to hereinabove; and (vii) all rents, issues, profits, revenues, other income and other benefits arising from any of the foregoing.

                    "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, trust, unincorporated organization or governmental authority, or any agency, tribunal, court, instrumentality subdivision thereof, or any other form of entity.

                    "Principal Office" means the office of Bank currently located at 1300 Northpark Center, Dallas, Texas 75225 or such other office or location as Bank shall designate as its principal office by written notice to Borrower.

                    "Prime Rate" means on any date and with respect to all Prime Rate Advances, a fluctuating rate of interest per annum equal to the rate of interest most recently established by Bank as its prime rate, with the understanding that such prime rate may be one of several rates charged by Bank with respect to commercial loans and serves as a basis upon which effective rates of interest are from time to time calculated for loans by making reference thereto and may not be the lowest of such rates. Changes in the rate of interest on Prime Rate Advances will take effect simultaneously with each change in the Prime Rate.

                    "Prime Rate Advance" means any Advance that bears interest at a rate based upon the Prime Rate.

                    "Proceeds of Production" means, for any period a determination is to be made, the amounts attributable to the proceeds from the sale of Hydrocarbons from the Oil and Gas

         Properties included in the Mortgaged Properties and received by any Borrower during such period after deduction of all (i) pipeline, ad valorem, production, windfall profits, severance, gathering, excise and other similar taxes, assessed against or measured by Hydrocarbons produced from or attributable to the Mortgaged Properties, except for federal and state income taxes; (ii) royalties, overriding royalties and other burdens on production; and (iii) production payments, net profits interests, and other interests in and measured by production burdening such Mortgaged Properties and permitted under the Security Documents.

                    "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

                    "Purchaser" means each purchaser of production from, or operator of, or other Person designated as the "payor" pursuant to
         Section 91.401 of the Texas Natural Resources Code with respect to Borrower's interest in Hydrocarbon production from the Mortgaged Properties.

                    "Qualified Bank" means (i) Bank, or (ii) any commercial bank located in the United States of America, which is organized under the laws of the United States of America or any state thereof, insures its deposits with the Federal Deposit Insurance Corporation (or any successor) and has capital, surplus and undivided profits aggregating at least $100,000,000 as of the date of such commercial bank's most recent financial report.

                    "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                    "Regulatory Change" means, with respect to Bank, any change after the date of this Agreement in the United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                    "Reports" mean (i) as of the Closing Date and until the delivery of the initial Engineering Report required hereunder, the Initial Reserve Report, and (ii) upon the delivery of the initial Engineering Report required hereunder, such Engineering Report, and thereafter, until the delivery of each subsequent Engineering Report required hereunder, each Engineering Report delivered pursuant hereto.

                    "Reserve Report" means the report described in Section 9.13(a).

                    "Reserve Requirement" means, for any Fixed Rate Advance for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such interest Period under Regulation D by member banks of the Federal Reserve System in Houston, Texas with deposits exceeding one billion Dollars against (a) in the case of any LIBOR Advance, "Eurocurrency Liabilities" (as such term is used in Regulation D) or (b) in the case of any CD Advance, three-month nonpersonal Dollar time deposits in an amount of $100,000 or more. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Adjusted LIBO Rate or Adjusted CD Rate (as the case may be) is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Advances or CD Advances. Each determination by Bank of the applicable Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

                    "Restriction Event" means any of the following: (i) the occurrence of a Default or an Event of Default and so long as such Default or Event of Default shall continue to exist; or (ii) the occurrence of any offset or similar right or remedy exercised against the Concentration Account by the depository institution at which such account is maintained, which offset or similar right or remedy is made for (A) borrowed money indebtedness owed by KCS to such institution or
         (B) other indebtedness owed to such institution, which other indebtedness is not of an inconsequential amount or nature; or (iii) the occurrence of any Lien being asserted against or with respect to, or any levy, execution, attachment, garnishment or other legal process or action being served or enforced (or attempted to be served or enforced) against or with respect to, the Concentration Account, and, as applicable, so long as such Lien shall continue to be asserted or until such levy, execution, attachment, garnishment or other legal process or action is fully and finally dismissed; or (iv) any Lien is created by KCS in or with respect to the Concentration Account, and so long as any such Lien shall so exist; or (v) the occurrence of any event or circumstance that causes Bank reasonably to believe that the Concentration Account may become subject to any of the occurrences referred to in the preceding clauses (i) through (iv) and the written notification by Bank to KCS and Borrower of such reasonable belief, and so long thereafter until Bank has subsequently notified, in writing, KCS and Borrower that Bank no longer maintains such reasonable belief, which subsequent notification by Bank shall not be unreasonably withheld or delayed.

                    "SEC" means the Securities and Exchange Commission or any successor to the function of such agency.

                    "Security Documents" means all mortgages, deeds of trust, assignments, pledges, security agreements, financing statements, guarantees, consents, waivers, subordination agreements or similar instruments now or hereafter securing, relating to the security of, and/or guarantying the repayment and performance of the Obligations or any part thereof, or relating thereto, including, without limitation, the Oil and Gas Mortgages, the Guaranty, the Letter Transfer Orders, and related financing statements, registrations, and other filings.

                    "Subsidiary" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person, or a limited or general partnership of which such Person or any of its Subsidiaries is a general partner or a business trust in which such Person holds a majority interest comparable to that for a corporation as described above.

                    "Texas UCC" means the Uniform Commercial Code as adopted and amended by the State of Texas. Terms used herein which are defined in the Texas UCC (including, without limitation, the term "deposit account"), unless otherwise specifically defined herein, shall have the meanings specified in the Texas UCC.

                    "Total Credit Principal" means, at any time, the aggregate principal amount outstanding under the Credit Note attributable to Advances.

                    "Type" means any type of Advance (that is, Prime Rate Advance, LIBOR Advance, or CD Advance).

         Section 1.2 Use, and Construction of Defined Terms; References and Headings.

         (a) All terms defined in this Agreement shall have their defined meanings when used in each of the other Loan Documents, unless any of such instruments shall expressly indicate otherwise, and, when required by the context, each term shall include the plural as well as the singular. Definitions of each Person specifically defined herein or in each other Loan Document shall mean and include herein and therein, unless otherwise expressly provided to the contrary, the successors, assigns, heirs and legal representatives of each such Person. Unless the context otherwise requires or unless otherwise expressly provided, references to this Agreement and each other Loan Document shall include all amendments, modifications, supplements, restatements, ratifications, renewals, increases, extensions and rearrangements thereof or thereto, as applicable and as in effect from time to time; provided, however, nothing contained in this sentence shall be construed to authorize any Person to execute or enter into any such amendments, modifications, supplements, restatements, ratifications, renewals, increases, extensions or rearrangements to a Loan Agreement to which it is a party, unless entered into and executed pursuant to the applicable provisions of the respective Loan Documents.

         (b) Each reference herein to a Section, or any subdivision thereof, shall refer to the applicable Section, or subdivision thereof, of this Agreement, unless another instrument is thereby expressly referenced. Further, each reference herein to an Exhibit or Schedule shall refer to the applicable Exhibit or Schedule attached hereto, unless another instrument is thereby expressly referenced. The headings in this Agreement and the other Loan Documents are inserted for convenience only and shall be ignored when construing any such instruments.

         (c) Unless otherwise defined in this Agreement, all capitalized terms that are defined in the Guaranty shall have the same meanings herein as therein, and all defined terms shall have the same use and construction herein as provided in the Guaranty, unless the context herein otherwise indicates.

         Section 1.3 Accounting Terms. Except as otherwise expressly provided herein or in another Loan Document, accounting terms not specifically defined and which are used herein and in the other Loan Documents shall be construed, and all accounting procedures, calculations and reporting, including, without limitation, the preparation of financial statements, calculations and other financial information required to be furnished pursuant to this Agreement or any other Loan Document, shall be performed, in accordance with GAAP consistently applied.

                                   ARTICLE II

                                Credit Facility

         Section 2.1 Commitment for Advances. Subject to the terms and conditions of this Agreement, and in reliance of the representations and warranties of Borrower and KCS contained in each Loan Document, Bank agrees to make one or more Advances to Borrower, from time to time from the date hereof to and including the Business Day immediately preceding the Credit Maturity Date, provided that the aggregate amount of all such Advances at any time outstanding shall not exceed the lesser of (i) the Credit Borrowing Base, and
(ii) the Credit Commitment. Subject to the foregoing limitations, and the other terms, conditions and provisions of this Agreement, Borrower may borrow, repay, and reborrow hereunder by means of Advances until the Business Day immediately preceding the Credit Maturity Date.

         Section 2.2      Credit Note.

          (a) The obligation of Borrower to repay the Advances, whether outstanding as of the Closing Date or now or hereafter advanced, shall be evidenced by the Credit Note executed by

Borrower, payable to the order of Bank, in the stated principal amount of the Credit Commitment and dated the date hereof. The Total Credit Principal shall bear interest from the Closing Date and prior to maturity at a varying rate per annum equal from day to day to the lesser of (A) the Maximum Rate, and (B) the Applicable Rate, each such change in the rate of interest charged on the Total Credit Principal to become effective, without notice to Borrower or any other Person, on the effective date of each change in the Applicable Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (B) preceding shall exceed the Maximum Rate, then the Applicable Rate shall be limited to the Maximum Rate during such time, and at all times thereafter, the Applicable Rate on the Total Credit Principal shall be the Maximum Rate, or if there is no Maximum Rate then in effect, the Agreed Maximum Rate, until the aggregate amount of interest accrued on the Total Credit Principal equals the aggregate amount of interest which would have accrued on the Total Credit Principal if the interest rate specified in clause
(B) preceding had at all times been in effect. Accrued and unpaid interest on the Total Credit Principal shall be due and payable on each Interest Payment Date.

         (b) Unless the maturity of the Credit Note shall have sooner occurred pursuant to the provisions hereof and without extending the due date of any payments of principal on the Credit Note required to have been made or otherwise made pursuant to the provisions of this Agreement, the Total Credit Principal under the Credit Note, shall be due and payable on the Credit Maturity Date. All past due principal and, to the maximum extent permitted by Applicable Law, all past due interest under the Credit Note and other amounts herein and under each other Loan Document due, shall bear interest on the amounts thereof from time to time remaining unpaid (both before and after judgment) at the Default Rate.

         Section 2.3 Requests for Advances. When requesting an Advance, Borrower shall give Bank notice, and Bank shall have received such notice, by means of an Advance Request Form of each requested Advance, at least on the requested date of each Prime Rate Advance, at least two (2) Business Days before the requested date of each CD Advance, and at least three (3) Business Days before the requested date of each LIBOR Advance, specifying: (i) the requested date of such Advance (which shall be a Business Day), (ii) the amount of such Advance, (iii) the Type of the Advance, and (iv) in the case of a Fixed Rate Advance, the duration of the Interest Period for such Advance. Bank, at its option, may accept telephonic requests for Advances, provided that such acceptance shall not constitute a waiver of Bank's right to require delivery of an Advance Request Form in connection with subsequent Advances. Any telephonic request for an Advance by Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to Bank. Each Advance shall be in a minimum principal amount of $500,000 or an integral multiple thereof. The aggregate principal amount of LIBOR Advances having the same Interest Period shall be at least equal to $500,000, and the aggregate amount of CD Advances having the same Interest Period shall be at least equal to $500,000. Bank will make Advances available to the Borrower by depositing or wire transferring, as applicable, the same in immediately available funds in or to, as applicable, the account specified by Borrower. All notices under this Section shall be irrevocable and shall be given not later than 10:00 a.m. Dallas, Texas time on the day which is not less than the number of Business Days specified above for such notice.

         Section 2.4 Conversions and Continuations. Borrower (whether or not it initially had requested the Advance to be converted or continued, and whether or not it previously had requested conversions or continuations with respect thereto) shall have the right from time to time to convert all or a part of one Type of Advance into another Type of Advance or to continue all or part of an Advance by giving Bank written notice pursuant to an Advance Request Form at least on the date of conversion into a Prime Rate Advance, at least two
(2) Business Days before conversion into or continuation of a CD Advance, and at least three (3) Business Days before conversion into or continuation of a LIBOR Advance, specifying: (i) the conversion or continuation date, (ii) the amount of the Advance to be converted or continued, (iii) in the case of conversions, the Type of Advance to be converted into, and (iv) in the case of a continuation of or conversion into a Fixed Rate Advance, the duration of the Interest Period applicable thereto; provided that (y) Fixed Rate Advances may only be converted on the last day of the Interest Period, and (z) neither Prime Rate Advances nor Fixed Rate Advances may be converted to, or, on the last day(s) of the then current Interest Period(s) for outstanding Fixed Rate Advances, continued as, as applicable, Fixed Rate Advances when an Event of Default or Default has occurred and is continuing, or when any of the conditions referred to in Section 7.2 (a), (b) and (c) are not then met. All notices given under this Section shall be irrevocable and shall be given not later than 10:00 a.m., Houston, Texas time, on the day which is not less than the number of Business Days specified above for such notice. If Borrower shall fail to give Bank the notice as specified above for continuation or conversion of a Fixed Rate Advance prior to the end of the Interest Period with respect thereto, such Fixed Rate Advance shall automatically be converted into a Prime Rate Advance on the last day of the Interest Period for such Fixed Rate Advance. Upon the occurrence of an Event of Default, Bank may convert all Fixed Rate Advances to Prime Rate Advances at the end of the relevant Interest Period, and Borrower agrees to pay any and all costs and expenses associated with or related to such conversion. The provisions of the immediately preceding sentence, however, shall not limit in any respect the obligation of Borrower to pay interest at the Default Rate on all past due principal and, to the maximum extent permitted by Applicable Law, all past due interest, whether by acceleration or otherwise, as provided in Section 2.2.

         Section 2.5 Use of Proceeds of Advances. The proceeds of each Advance shall be used by Borrower solely for financing oil and gas volumetric production payments and not in violation of any provision, term or agreement contained herein with respect to the use of any such Advance or related proceeds.

         Section 2.6 Credit Borrowing Base; Credit Borrowing Base Reductions; Mandatory Prepayments.

         (a) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Total Credit Principal shall not exceed the lesser of (i) the Credit Commitment and (ii) the Credit Borrowing Base, and Bank shall never be required to make any Advance that would cause the Total Credit Principal to exceed the Credit Borrowing Base. The Credit Borrowing Base shall be cumulative of all other limitations contained in this Agreement and the other Loan Documents. During the period from the date hereof to the date of the first redetermination of the Credit Borrowing Base, the Credit Borrowing Base shall be $10,000,000.

         (b) Upon receipt of the reports required by Section 9.13 and such other reports, data and supplemental information as may, from time to time, be reasonably requested by Bank (the "Engineering Reports") each of the foregoing together with a certificate from the president or chief financial officer of Borrower that, to the best of such officer's knowledge after making due inquiry, and in all material respects, (A) the factual information upon which such Engineering Reports are based is true and correct, (B) the certificate identifies the Properties covered by the Engineering Reports that have not been previously included in any prior Engineering Reports, and (C) no Mortgaged Properties have been sold since the date of the last Credit Borrowing Base determination, Bank will evaluate the Properties covered by the Engineering Reports. Based upon such information and such other information as Bank deems appropriate, and , with respect to each Engineering Report due on or before the 45th day following each September 30, on or before the following January 1 or the 45th day following the receipt by Bank of such information, whichever is earlier, and, with respect to each Engineering Report due on or before the 45th day following each March 31, on or before the following July 1 or the 45th day following the receipt by Bank of such information, whichever is earlier, assuming in each case that Bank has timely received all information requested by it, Bank will make a redetermination of the Credit Borrowing Base and the Credit Borrowing Base Reduction Amount, which redetermined Credit Borrowing Base and Credit Borrowing Base Reduction Amount shall be effective immediately upon such redetermination by Bank. Within three (3) Business Days following such redetermination, Bank shall notify Borrower in writing of the redetermined amount of the Credit Borrowing Base and the Credit Borrowing Base Reduction Amount.

         (c) Each redetermination of the Credit Borrowing Base and the Credit Borrowing Base Reduction Amount shall be effective and applicable for all purposes of this Agreement until the effective date of the next redetermination, except as provided elsewhere in the Agreement and except for such redetermination as Bank may reasonably conduct, at its sole discretion. Borrower and Bank agree that Bank may determine the Credit Borrowing Base and Credit Borrowing Base Reduction Amount more often than semi- annually and in any manner it deems reasonable. Until such notification, the Credit Borrowing Base and Credit Borrowing Base Reduction Amount established for the directly preceding period shall remain in effect, and thereafter the new Credit Borrowing Base and Credit Borrowing Base Reduction Amount as set forth in such notification shall be in effect.

         (d) In addition to the matters expressed in and referred to by Sections 2.6(b) and 2.6(c) Borrower, from time to time before the Business Day immediately preceding the Credit Maturity Date, may submit Additional Properties to Bank for its consideration, in the exercise of its sole discretion, of inclusion of any or all of same in the Credit Borrowing Base. Upon receipt of reports, data, title information, opinions and supplemental information requested by Bank with respect to such Additional Properties, together with related certifications requested by Bank, which reports, data, title information, opinions, supplemental information and certifications shall be substantially in the form, content, quality, quantity and scope as requested by Bank with respect to Properties previously submitted for inclusion and included in the Credit Borrowing Base (except for differences in the nature, location and other factors reasonably deemed relevant to Bank), Bank will announce, within 45 days of its receipt of all requested materials (i) whether or not the Additional Properties are acceptable for inclusion in the Credit Borrowing Base and (ii) if so acceptable, the Credit Borrowing Base attributable thereto, and the conditions precedent required by Bank for including such Additional Properties in the Credit Borrowing Base. Assuming that the submitted Additional Properties are acceptable to Bank for inclusion in the Credit Borrowing Base, and the Borrower desires to so include such Properties in the Credit Borrowing Base determined therefor by Bank, then upon completion of the conditions specified by Bank for such inclusion, such Properties will become Mortgaged Properties for all intents and purposes of this Agreement and the other Loan Documents, and the Credit Borrowing Base and Credit Borrowing Base Reduction Amount will be accordingly adjusted. All reasonable expenses incurred by or on behalf of Bank in connection with such Additional Properties, whether or not such Additional Properties are included in the Credit Borrowing Base, shall be for the account of the Borrower.

         (e) If the Total Credit Principal at any time exceeds (i) the Credit Borrowing Base as determined by Bank, in its sole discretion, or (ii) the Credit Commitment, whichever is then less, Borrower shall promptly, and in any event prior to the tenth (10th) Business Day to occur after such determination or occurrence, as applicable, prepay the principal of the Credit
Note in an aggregate amount at least equal to such excess; provided however, if the Total Credit Principal at any time exceeds the Credit Borrowing Base when the Credit Borrowing Base is equal to or less than the Credit Commitment, as an alternative to the Borrower's obligation to prepay as above provided in this
Section 2.6(e), Borrower may grant to Bank a perfected, first priority Lien on additional Oil and Gas Properties and the production therefrom having value satisfactory to Bank, in its sole discretion, in order to increase the Credit Borrowing Base by the amount of such excess.

         (f) Each Lien on Oil and Gas Properties (and Related Properties, including, without limitation, the Property Instruments) to be included in the Credit Borrowing Base shall be granted by Borrower to Bank pursuant to the Security Documents, and accompanied by title opinions and/or other evidence of title, each of which shall be in form, scope and substance reasonably satisfactory to Bank. In addition, Borrower shall deliver to Bank such other information, data, and reports in respect of any additional Oil and Gas Properties to be included in the Credit Borrowing Base and the reserves and production related thereto, as Bank may from time to time reasonably request.

                                  ARTICLE III

                                Additional Fees

         Section 3.1 Commitment Fee: Reduction or Termination of Credit Commitment. The Borrower agrees to pay to Bank a commitment fee on the average daily unused portion of the lesser of the Credit Borrowing Base and the Credit Commitment, from and including the Closing Date, to and including the Credit Maturity Date, at the rate of one-half of one percent (1/2 of 1%) per annum based on a 365 or 366 day year, as the case may be, and the actual number of days elapsed, payable on each Interest Payment Date, commencing with the first Interest Payment Date to occur after the Closing Date, and on the Credit Maturity Date. Borrower shall have the right at any time to terminate in whole or from time to time to reduce irrevocably in part the Credit Commitment upon at least three (3) Business Days prior notice to Bank specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided that (i) each partial reduction shall be in the amount of $100,000 or an integral multiple thereof, (ii) Borrower shall simultaneously prepay the Credit Note by the amount by which the unpaid principal balance of the Credit Advances exceeds the Credit Commitment (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid, and (iii) after giving effect to such reduction or termination, the Total Credit Principal does not exceed the Credit Commitment.

         Section 3.2 Facility Fee. Borrower agrees to pay Bank (i) on the Closing Date, a facility fee of $75,000 and (ii) on each date subsequent to the Closing Date that Bank announces any increase in the Credit Borrowing Base to an amount greater than $10,000,000, a facility fee equal to 3/8% of the amount by which such announced increased Credit Borrowing Base exceeds the amount of the highest Credit Borrowing Base which was in effect during the period commencing on the Closing Date and ending on the date of such announced increase.

         Section 3.3 Engineering Fee. Borrower agrees to pay Bank, in advance and on demand, an engineering fee in the amount of $3,000 for each of the first four engineering reviews performed by Bank in the first year and $3,750 for each of the first four engineering reviews performed by Bank in each year thereafter, so long as the Credit Commitment or any Advance is outstanding, and until full and final payment of the Obligations. In any such year in which there are more than four Credit Borrowing Base Redeterminations, Borrower agrees to pay Bank an engineering fee in the amount of $10,000 in advance and on demand, for each redetermination in excess of four. The semi-annual Credit Borrowing Base Redeterminations provided for in this Agreement shall be counted in each year as two of the redeterminations referred to in this Section 3.3. Notwithstanding anything contained herein to the contrary, if the reserve reports supplied to Bank for purposes of performing an engineering review are not prepared by an independent third-party engineering firm acceptable to Bank (whose acceptance will not be unreasonably withheld), then Borrower agrees to pay Bank an engineering fee equal to Bank's actual costs incurred for such engineering review, and such costs shall not be limited by this section.

                                   ARTICLE IV

                                    Payments

         Section 4.1 Method of Payment. All payments of principal, interest and other amounts to be made by Borrower hereunder, under the Credit Note and under any other Loan Document shall be made to Bank at its Principal Office in Dollars and in immediately available funds, no later than 2:00 p.m., Dallas, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Without relieving or diminishing the obligation of Borrower to direct and to make all payments of the Obligations when due, in addition to and cumulative of Borrower's payment obligations, Borrower irrevocably authorizes Bank to effectuate any and all payments of the Obligations, when due, pursuant to each Debit Authorization signed and delivered by Borrower to Bank, and Bank shall have no liability to Borrower or any other Person for taking such actions or refraining from taking such actions. Whenever any payment hereunder, under the Credit Note or under any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day and interest or commitment fee, as the case may be, shall continue to accrue during such extension. Subject to Section 4.3, Borrower shall, at the time of making each such payment hereunder, under the Credit Note and under any Loan Document, specify to Bank the Advances or other sums payable by Borrower hereunder, under the Credit Note,or under any Loan Document to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Bank may apply such payment as it may elect in its sole discretion).

         Section 4.2 Prepayment. Borrower may, upon notice to Bank prior to 10:00 a.m. on the same Business Day in the case of Prime Rate Advances, at least two (2) Business Days prior notice to Bank in the case of CD Advances, and two (2) Business Days prior notice to Bank in the case of LIBOR Advances prepay the Credit Note in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid; provided that the (i) Fixed Rate Advances may be prepaid only on the last day of the Interest Period for such Advances, and (ii) each partial prepayment shall be in the principal amount of $100,000 or an integral multiple thereof.

         Section 4.3 General Application. All payments made on principal or interest with respect to repayment of the Total Credit Principal shall be applied first to the accrued interest then due and the remainder, if any, to principal or other similar amount then due.

         Section 4.4 Computation of Interest. Interest on Fixed Rate Advances shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless such calculation would result in a usurious rate or amount of interest under Applicable Law, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Interest on Prime Rate Advances shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.


                                   ARTICLE V

                        Yield Protection and Illegality

         Section 5.1      Additional Costs.

         (a) Borrower shall pay directly to Bank from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank which Bank determines are attributable to its making or maintaining of any Fixed Rate Advances hereunder or its obligation to make any of such Advances hereunder, or any reduction in any amount receivable by Bank hereunder in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                          (i) changes the basis of taxation of any amounts payable to Bank under this Agreement or the Credit Note in respect of any of such Advances (other than taxes imposed on the overall net income of Bank for any of such Advances by the jurisdiction in which Bank has its principal office);

                          (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, Bank (including any of such Advances or any deposits referred to in the definition of LIBO Rate or CD Rate in Section 1.1 hereof); or

                          (iii) imposes any other condition or charge affecting this Agreement or any of such extensions of credit or liabilities or commitments.

Bank will notify Borrower of any event occurring after the date of this Agreement which will entitle Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish to Borrower a certificate setting forth the basis and the amount of each request of Bank for compensation under this Section. If Bank requests compensation from Borrower under this Section, Borrower may, by notice to Bank, suspend the obligation of Bank to make additional Advances of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable).

         (b) Without limiting the effect of the foregoing provisions of this Section, in the event that, by reason of any Regulatory Change, Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of Bank which includes deposits by reference to which the interest rate on LIBOR Advances or CD Advances is determined as provided in this Agreement or a category of extensions of credit or other assets of Bank which includes LIBOR Advances or CD Advances or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if Bank so elects by notice to Borrower the obligation of Bank to make additional Advances of such Type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable).

         (c) Determinations and allocations by Bank for purposes of this Section of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall, in the absence of manifest error, be conclusive and binding.

         Section 5.2 Limitation on Types of Advances. Anything herein to the contrary notwithstanding, if with respect to any Fixed Rate Advances for any Interest Period therefor:

                    (a) Bank determines (which determination shall, absent manifest error, be conclusive and binding) that quotations of interest rates for the relevant deposits referred to in the definition of LIBO Rate or CD Rate in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Advances as provided in this Agreement; or

                    (b) Bank determines (which determination shall, absent manifest error, be conclusive) that the relevant rates of interest referred to in the definition of "LIBO Rate" or

         "CD Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Advances for such Interest Period is to be determined do not accurately reflect the cost to the Bank of making or maintaining such Advances for such Interest Period;

then Bank shall give Borrower notice thereof no later than 12:00 p.m., Houston, Texas time on the Business Day following the day of receipt of Bank of a properly completed Advance Request Form, which notice shall specify the relevant Type of Advances and the relevant amounts or periods, and so long as such condition remains in effect, Bank shall be under no obligation to make additional Advances of such Type or to convert Advances of any other Type into Advances of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Advances of the affected Type, either prepay such Advances or convert such Advances into another Type of Advance in accordance with the terms of this Agreement.

         Section 5.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for Bank to (i) honor its obligation to make Fixed Rate Advances hereunder or (ii) maintain Fixed Rate Advances hereunder, then Bank shall promptly notify Borrower thereof and Bank's obligation to make or continue the affected Type of Advances and to convert other Types of Advances into the affected Type of Advances hereunder shall be suspended until such time as Bank may again make and maintain such affected type of Advances (in which case the provisions of Section 5.4 hereof shall be applicable).

         Section 5.4 Substitute Prime Rate Advances. If the obligation of Bank to make, convert and/or continue either Type of Fixed Rate Advances shall be suspended pursuant to Section 5.1, 5.2 or 5.3 hereof (Advances of such Type being herein called "Affected Advances" and such Type being herein called the "Affected Type"), all Advances that would be otherwise made, converted and/or continued by Bank as Advances of the Affected Type shall be made, converted and/or continued instead as Prime Rate Advances or, if timely requested as herein provided, Advances that are not Affected Advances or of an Affected Type (and, if an event referred to in Section 5.1 or 5.3 hereof has occurred and Bank so requests by notice to Borrower, all Affected Advances of Bank then outstanding shall be automatically converted into Prime Rate Advances or, if timely requested as herein provided, Advances that are not Affected Advances or of an Affected Type, on the date specified by Bank in such notice) and, to the extent that Affected Advances are so made as (or converted into) Prime Rate Advances or Advances that are not Affected Advances, all payments of principal which would otherwise be applied to Bank's Affected Advances shall be applied instead to its Prime Rate Advances or Advances that are not Affected Advances or of an Affected Type, as applicable.

         Section 5.5 Compensation. Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

                    (a) Any payment, prepayment or conversion of a Fixed Rate Advance on a date other than the last day of an Interest Period for such Advance; or

                    (b) Any failure by Borrower to borrow, convert, or prepay a Fixed Rate Advance on the date for such borrowing, conversion, or prepayment, specified in the relevant notice of borrowing, prepayment, or conversion under this Agreement.

Without Limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or converted or not borrowed for the period from the date of such payment, conversion, or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Advance provided for herein over (ii) the interest component of the amount Bank would have bid in the London interbank market (if such Advance is a LIBOR Advance) or the certificate of deposit market (if such Advance is a CD Advance) for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

         Section 5.6 Additional Compliance. To the extent not covered by, and without duplication of Section 5.1, in addition thereto and without limitation as to the Type of any Advance or financial accommodation extended, Borrower shall pay directly to Bank from time to time on request such amount as Bank may determine to be necessary to compensate Bank for any costs which it determines are attributable to the maintenance by Bank, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, following any Regulatory Change, of reserves, minimum capital, capital ratio or capital with respect to the Credit Commitment, or the Advances (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of Bank to a level below that which Bank could have achieved but for such law, regulation, interpretation, directive or request). Bank will notify Borrower that Bank is entitled to compensation pursuant to this Section 5.6 as promptly as practicable after Bank determines to request such compensation.

                                   ARTICLE VI

                                    Security

         Section 6.1 Collateral. To secure the full and complete payment and performance of the Obligations and the covenants, agreements and obligations in the Loan Documents, Borrower shall execute and deliver or cause to be executed and delivered the Security Documents creating first and prior Liens and security interests in the Property generally described below (which Property, together with any and all other Property, now owned or existing or hereafter acquired or arising, of Borrower or any other Person, which may now or hereafter secure the Obligations or any part thereof and/or the performance of Borrower's obligations, agreement and covenants to Bank, each as more fully described in the respective Security Documents now or hereafter executed, are herein referred to as the Collateral):

           (a)   all Mortgaged Properties now owned or hereinafter acquired; and

           (b) all of Borrower's rights, title and interest in and to all accounts, accounts receivable, inventory, chattel paper, documents, instruments, securities and general intangibles, and proceeds thereof attributable to the Mortgaged Properties.

Borrower shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as Bank, in its sole discretion, deems necessary or desirable to evidence and perfect its Liens in the Collateral.

         Section 6.2 Setoff. Bank shall have the right to set off and apply against the Obligations in such manner as Bank may determine, at any time and without notice to Borrower or any other Person, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Bank to Borrower upon the occurrence and during the continuance of a Default described in Section 11.1(f) or an Event of Default, whether or not the Obligations are then due. As further security for the Obligations, Borrower hereby grants to Bank a security interest in all money, instruments, and other Property now or hereafter held by Bank, including, without limitation, Property held in safekeeping. In addition to Bank's right of setoff and as further security for the Obligations, Borrower hereby grants to Bank a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts now or hereafter on deposit with or held by Bank and all other sums at any time credited by or owing from Bank to Borrower. The rights and remedies of Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.

         Section 6.3 Guaranty. To secure further the full and complete payment of the Obligations, Borrower shall cause the Guaranty to be duly executed and delivered to Bank.

                                  ARTICLE VII

                              Conditions Precedent

         Section 7.1 Initial Advance. Subject to the terms and conditions of this Agreement, the obligation of Bank to make the initial Advance is conditioned on Bank receiving on or before the day of such Advance all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Bank and appropriately executed and acknowledged and in sufficient executed counterparts for recording purposes when applicable:

                    (a) Resolutions. Resolutions of the Board of Directors of Borrower, KCS and Proliq (each a "Corporate Entity" ) certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by such Corporate Entity, in each relevant capacity, of each of the Loan Documents to which such Corporate Entity is or is to be a party;

                    (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of each Corporate Entity certifying the names of the officers of such Corporate Entity authorized to sign each of the Loan Documents to which such Corporate Entity is or is to be a party (including the certificate contemplated herein) together with specimen signatures of such officers;


                    (c) Charter. The articles or certificate, as applicable, of incorporation of each Corporate Entity certified by the Secretary of State of the respective jurisdictions of incorporation and dated within ten (10) days prior to the date of the initial Advance;

                    (d) Bylaws. The bylaws of each Corporate Entity certified by the Secretary or an Assistant Secretary of such Corporate Entity;

                    (e) Governmental Certificates. Certificates of the appropriate government officials of (i) the state of incorporation of each Corporate Entity as to the existence and good standing of each such Corporate Entity, and (ii) each state in which each of the Corporate Entities is required to qualify to conduct business as a foreign corporation as to such foreign qualification and if not included within such foreign qualification certificate, as to good standing, valid existence and tax payment/filing status, including, without limitation, such certificates from the Secretary of State of Texas and the Comptroller of Public Accounts of the State of Texas with respect to each Corporate Entity, each such certificate referred to in the preceding clauses (i) and (ii) dated within a time period satisfactory to Bank;

                    (f) Credit Note. The Credit Note duly completed and executed by Borrower;

                    (g) Security Documents. Each Security Document listed in Annex C attached hereto, duly completed, executed and delivered by Borrower properly filed and recorded;

                    (h) Production Purchasers; Letter Transfer Orders. A listing set forth in Schedule 15 hereto of all current Purchasers, designating therein the Mortgaged Properties from which such Purchasers purchase production, and the mailing address of each such Purchaser. Letter Transfer Orders executed by Borrower for those Purchasers listed in Schedule 15;

                    (i) Opinion of Counsel. A favorable opinion of Mayor, Day, Caldwell & Keeton, L.L.P., Texas legal counsel to Borrower, KCS and Proliq, as of the Closing Date and a favorable opinion of Orloff, Lowenbach, Stifelman & Siegel, P.A., general legal counsel to Borrower, KCS and Proliq, as of the Closing Date;

                    (j) Fees and Expenses. (i) Payment of the fees required by Sections 3.2 and 3.3 and (ii) payment of the costs and expenses required by Section 12.1 in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents, including but not limited to, the fees and disbursement expenses of legal counsel to Bank;

                    (k) Title Opinions and Information. Such title information regarding the Mortgaged Properties which is reasonably requested by Bank, each of the foregoing setting forth the status of title to the Mortgaged Properties, which status shall be satisfactory to Bank, and otherwise being in form, scope and substance reasonably satisfactory to Bank;

                    (l) Production Certificate. An officer's certificate of Borrower that the Oil and Gas Properties known as West Cameron 342, West Cameron 359 and Mustang Island 783 have produced marketable quantities of natural gas for a period of time satisfactory to Bank, not to exceed 30 consecutive days, at rates consistent with the projection outlined in the July 1, 1994 Ryder Scott Reserve Report covering such properties;

                    (m) Officer's Certificate. An officer's certificate of Borrower, KCS and Proliq, each in form and substance satisfactory to Bank, duly and properly executed on behalf of Borrower and KCS, by an executive officer of each of them, and dated as of the Closing Date; and

                    (n) Other Documents. Such other documents, instruments, opinions, reports, certifications and agreements as Bank or its legal counsel may reasonably request.

         Section 7.2 All Advances. The obligation of Bank to make any Advance (including the initial Advance) is subject to the following additional conditions precedent:

                    (a) Advance Request Form. For any Advance to be made Bank shall have received, in accordance with Section 2.3, a completed Advance Request Form, executed by authorized officers of Borrower, all of the statements in which shall be true and correct on and as of the date thereof;

                    (b) No Material Adverse Change. No material adverse change shall have occurred in the financial or operating condition of Borrower, KCS or Proliq;

                    (c) No Default. No Default or Event of Default shall have occurred and be continuing;

                    (d)   Representations.  The representations and warranties
         (i) in Article III of the Guaranty, in Article VIII hereof and in each of the other Loan Documents, and (ii) in each update, modification or supplement thereof as of a subsequent date, shall be true on and as, of and following the date of such Advance except to the extent than any such representation or warranty was made as of a specific date;

                    (e) If Total Credit Principal is Zero. Until the Credit Maturity Date and so long as the Credit Commitment shall be in effect, upon each request for an Advance (other than the initial Advance) at a time when the Total Credit Principal as to the Advance or Advances previously made by Bank to Borrower is zero, Borrower shall deliver to Bank such certifications, instruments documents, opinions and information as Bank shall reasonably request to assure Bank that neither Borrower, nor any other Person, has incurred, created, assumed or permitted to exist any Lien against, on, or with respect to, any Collateral, other than Excepted Liens.

                                  ARTICLE VIII

                         Representations and Warranties

         To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank that:

         Section 8.1 Corporate Existence and Authority. Borrower (i) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all legal right and requisite corporate power and authority (A) to own and operate its assets and Properties and carry on its business as now being or as proposed to be conducted, (B) to enter into, execute, deliver and perform its obligations pursuant to the Loan Documents to which it is or may become a party and (C) to grant the Liens, to incur the indebtedness and liabilities and to indemnify as provided in the Loan Documents to which it is or may become a party; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect on it.

         Section 8.2 Authorization. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is or may become a party have been duly authorized by all requisite action on its part.

         Section 8.3      Enforceability.   Each Loan Document has been duly
executed and delivered and constitutes the legal, valid and binding obligations of Borrower enforceable against it in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws affecting generally the rights of creditors and general principles of equity, whether applied by a court of law or equity.

         Section 8.4 No Breach. Neither the execution and delivery of this Agreement, the Credit Note or the other Loan Documents, nor the compliance with, or performance of, the terms and provisions hereof or thereof, does or will (i) conflict with, or result in or constitute a breach, default or violation of, or require any consent under, (A) the charter or by-laws of Borrower, or (B) any applicable law, rule, or regulation, or any order, writ, injunction or decree of any court, governmental authority or arbitrator or agency, or (C) (1) any (a) material agreement or instrument, or (b) agreement or instrument that, when aggregated with other such agreements, is material to which Borrower or its Properties (other than Collateral and other Properties, which other properties, individually or in the aggregate, have an inconsequential value) is bound or to which Borrower or its Properties is subject, or (2) any agreement or instrument by which any Collateral is bound or to which any Collateral is subject, or (ii) result in the creation or imposition of any Lien (except Liens in favor of Bank) upon any of the revenues or Property of Borrower pursuant to the terms of any agreement or instrument.

         Section 8.5 Approvals. No authorization, approval, or consent of, and no filing or registration with, any court, Governmental Authority, or any third party is required or will be necessary for the execution, delivery, or performance by Borrower of this Agreement and the other Loan Documents to which it is or may become a party or for the validity or enforceability thereof or, if required or necessary, has been duly obtained or, as to third party consents, waived.

         Section 8.6      Litigation and Judgments.  Except as disclosed in
Schedule 3 hereto, (i) there is no action, suit, investigation or proceeding before any court, administrative board, governmental authority, or arbitrator pending, or to the knowledge of Borrower, threatened, against or affecting (A) any Collateral, (B) Borrower's ability to enter into, execute, deliver or perform its obligations under the Loan Documents, (C) Borrower which, if adversely determined, could reasonably be expected to result in any judgment or liability, individually or when aggregated with all other such judgments or liabilities, which equals or exceeds $500,000, which is not fully covered by insurance (exclusive of any deductible amount related to such insurance, which deductible amount is customary for Persons engaged in similar businesses), or
(D) Borrower, which if adversely determined, could reasonably be expected to result in a Material Adverse Effect on Borrower, and (ii) there are no outstanding judgments or similar claims (A) against any Collateral, or (B) against Borrower or any of its Properties, of a nature or type described in any of the clauses (B) through (D) in the preceding clause (i).

         Section 8.7      Rights in Properties; Liens.

         (a) Except for such matters identified in Schedule 6, and as to each matter disclosed therein which Bank has expressly waived or required curative action, and except for minor irregularities in title that do not materially and adversely affect any of the Borrower's title to any of the Collateral, Borrower has good and indefeasible title to the Collateral, free and clear of all Liens except as permitted in Section 10.2 (the "Excepted Liens"). Except as identified in Schedule 6, after giving full effect to the Excepted Liens, and except for items or discrepancies not significant to the Collateral affected thereby, Borrower will own the net interests in production attributable to the wells and units reflected in the Reports which are Mortgaged Properties and the ownership of such Properties shall not in any material respect obligate Borrower to bear any costs and expenses relating to the maintenance, development and operations of each such Property except upon Borrower's acquisition of an additional interest in the Mortgaged Properties through foreclosure. Further, upon delivery of each Reserve Report and Alternate Reserve Report furnished to Bank pursuant to Section 9.13, the statements made in the preceding sentence with respect to the Mortgaged Properties shall be true with respect to such furnished reports. All information furnished by or on behalf of Borrower for utilization in preparing the Reports is true and correct in all material respects as of the date thereof and, as to the Initial Reserve Report, as of the date of the initial Advance, and as of such dates the estimates of net proved oil and gas reserves set forth in the Reports are in the aggregate reasonable using generally accepted petroleum engineering and evaluation principles.

         (b) Each Security Document creates a legal, valid, binding and enforceable Lien in the Properties covered thereby, and, with respect to personal property described in the Security Documents, upon the proper filing, recording and indexing of financing statements in the respective Offices of the Secretaries of State of the States of Texas, Alabama and Louisiana and, with respect to accounts and general intangibles of Borrower, the Office of the Secretary of State of New Jersey and, with respect to all other Property described in the Security Documents, upon the proper filing, recording and indexing of the appropriate Oil and Gas Mortgage in the jurisdiction where the Property is located such Liens will be perfected, prior, superior and effective as against all other Persons and will secure the Obligations, and, except for Excepted Liens of an inconsequential amount and nature and Excepted Liens referred to in Section 10.2(h) neither Borrower nor any other Person has created or permitted to be created any other Liens in such Property, or has executed, authorized or permitted the filing of any financing statement, deed of trust, mortgage, lien affidavit or other Lien filing covering any such Property in any jurisdiction, except in favor of Bank pursuant to this Agreement, and none are on file.

         Section 8.8 Compliance with Law: Restrictions. Except as to environmental matters addressed in Section 8.19, Borrower is in compliance with all Governmental Requirements that are applicable to it or any of its Properties, other than such Governmental Requirements the failure with which to comply, individually or in the aggregate, could reasonably be expected to cause no more than an inconsequential adverse effect. Except as to environmental matters addressed in Section 8.19, neither Borrower nor any of its Properties is a party or subject to any contract, agreement or undertaking, or any Governmental Requirement, or other restriction of any kind, which (i) adversely affects its business or operations or its Property, other than of an inconsequential nature, or (ii) impairs its ability to perform and comply or prohibits it from performing and complying, punctually and completely with the terms and provisions of any Loan Document to which it is a party, or by which it or any of its Property is bound.

         Section 8.9 Investment Company Act. Borrower is not an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

         Section 8.10 Public Utility Holding Company Act. Borrower is not a holding company or a subsidiary company of a holding company or an affiliate of a holding company or a subsidiary company of a holding company or a public utility within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 8.11 Subsidiaries. Borrower has no Subsidiaries. Borrower is not a general partner or joint venturer and has no partnership or joint venture interests in any Person.

         Section 8.12 Financial Statements. Audited consolidated financial statements and unaudited consolidating financial statements of KCS and its Subsidiaries as at and for the fiscal year ended September 30, 1994 have been delivered to Bank. Such financial statements have been prepared in accordance with GAAP, and fairly present, on a consolidated basis, the financial condition of KCS and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Borrower has no material contingent liabilities, liabilities for taxes, material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements. There has been no change in the condition, financial or otherwise, or operations of Borrower since the effective date of the most recent financial statements referred to in this Section which would have a Material Adverse Effect on Borrower.

         Section 8.13 Debt Note Payable Schedule. Borrower has no Debt, except as permitted in Section 10.1 hereof.

         Section 8.14 Default. Borrower is not in default of, and no event has occurred which, with the lapse of time or giving of notice, or both, could result in a default of any charter document or bylaws of Borrower, or, pursuant to which the obligation of Borrower thereunder, or the obligation secured thereby, exceeds $100,000, any credit agreement, any indenture, mortgage, security agreement, or any other agreement or obligation to which Borrower is a party or by which Borrower's Properties may be bound.

         Section 8.15 Taxes. Except for taxes being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established, as same are shown in Schedule 7 hereof, Borrower has filed all tax returns and reports (federal, state and local) required to be filed, including all income, franchise, employment, property, and sales taxes, and has paid all of its tax liabilities, franchise fees, annual reports and the like, and knows of no pending investigation by any taxing authority or of any pending but unassessed tax liability. The charges, accruals and reserves on the books of Borrower in respect to taxes and other governmental charges are accurately stated and adequate.

         Section 8.16     Place of Business; Names; Debit Authorizations.  The
(i) place of business of Borrower, or, if Borrower has more than one place of business, its chief executive office, and (ii) place where Borrower keeps its books and records, is located at the address of Borrower set forth below its name on the signature pages hereof under the designation Principal Place of Business . Except as set forth in Schedule 8 hereto, Borrower does not operate or conduct business under a tradename, division name, assumed name or name other than as currently set forth in its charter document as filed in its jurisdiction of incorporation.

         Section 8.17 Use of Proceeds: Margin Securities. The proceeds of the Advances shall be used by Borrower solely as provided in Section 2.5. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. Neither Borrower nor any Person acting on its behalf has taken any action that might cause the transactions contemplated by this Agreement or the Credit Note to violate Regulations G, T, U, or X or to violate the Securities Exchange Act of 1934, as amended.

         Section 8.18     Concentration Account; Certain Balances.

         (a) Borrower advises Bank that (i) KCS requires Borrower to transfer, on a periodic basis, all of Borrower's cash receipts and other funds to the Concentration Account, (ii) Borrower maintains records regarding the amounts transferred by Borrower to the Concentration Account, and the amounts transferred from the Concentration Account to Borrower's Disbursement Account, and

(iii) as Borrower requires or requests funds for the payment of its obligations and indebtedness, KCS will transfer, from the Concentration Account, such funds to Borrower's Disbursement Account. The description of the cash management program described in the preceding sentence is accurate and correct. Borrower acknowledges and agrees that the establishment and maintenance of such accounts, amounts and cash management program do not constitute a disposition authorized by Bank which would release or impair Bank's Lien in the accounts or general intangibles of Borrower, or other Collateral, and the proceeds thereof, or with respect to any of the foregoing.

         (b) There is only one Concentration Account, and it is maintained with a Qualified Bank. No amounts transferred by Borrower to the Concentration Account have been disbursed therefrom in violation of Section
10.12. In addition, no amounts have been disbursed from Borrower's Disbursement Account other than amounts in payment of obligations and indebtedness owed by such Borrower.

         Section 8.19     Environmental Matters.

         (a) Except as disclosed in Schedule 14, and as to which Bank has waived, Borrower and its Properties, assets, and operations are in full compliance with all applicable Environmental Laws. Except as described in
Schedule 14, and as to which Bank has waived, Borrower is not aware of, nor has it received notice of, any past, present, or future conditions, events, activities, practices, or incidents which would interfere with or prevent the compliance or continued compliance of Borrower with any applicable Environmental Laws.

         (b) Except as disclosed in Schedule 14, and as to which Bank has waived, Borrower has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and which the failure to obtain would have (i) an adverse effect (other than of an inconsequential nature) on the operations or value of, or Borrower's interest in, any of the Mortgaged Properties, or (ii) a Material Adverse Effect with respect to Borrower.

         (c) Except as disclosed in Schedule 14, and as to which Bank has waived, no hazardous substances exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from any of the Properties or assets of Borrower except in accordance with applicable Environmental Laws. Borrower intends to make use of its Properties and assets in a manner that will not result in the violation of any applicable Environmental Law with respect to the use, generation, storage, transportation, accumulation, disposal, or release of any hazardous substance on, in, or from any such Properties or assets.

         (d) Except as disclosed in Schedule 14, and as to which Bank has waived, there is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency, or other Governmental Authority pending or, to the knowledge of Borrower, threatened against Borrower or its Properties arising under CERCLA or any other applicable Environmental Law. Except as disclosed in Schedule 14, and as to which Bank has waived Borrower has (i) no liability for remedial action under CERCLA or any other similar Environmental Law which, to its knowledge after having made reasonable inquiry, has been imposed or assessed by any Governmental Authority or other Person,
(ii) not received any pending request for information by any Governmental Authority with respect to potential liability for remedial action under CERCLA or any other applicable Environmental Law and the condition, use, or operation of any of its Properties or assets, or (iii) not received any pending notice from any Governmental Authority or other Person with respect to any violation of, or liability for remedial action under, any Environmental Law.

         Section 8.20 Make-up Obligations: Gas Imbalances. Except as disclosed in Schedule 9 hereto, no portion of the Mortgaged Properties is subject to (i) any contractual (including, without limitation, the right by a purchaser of gas to make up gas heretofore paid for but not taken) or other (including, without limitation, regulatory refund obligation) obligation to deliver oil and/or gas produced from the Mortgaged Properties from and after the date hereof to third parties for a price then or thereafter to be paid that is less than the market value thereof (or in the case of an existing gas sales contract, less than the full regular contract price therefor) or (ii) any contractual or other arrangement whereby payment for production from such Mortgaged Properties will not be received contemporaneously (i.e., in the case of oil, not in excess of 30 days after delivery, and in the case of gas, not in excess of 60 days after delivery) with delivery. Except as disclosed in
Schedule 9 hereto, no part of the Mortgaged Properties is subject to a gas balancing arrangement under which an imbalance exists with respect to which imbalance Borrower is in an over-produced status and is required to (i) permit one or more third parties to take a portion of the production attributable to such Mortgaged Properties without payment of the full market (or in the case of an existing production sales contract, full regular contract) price thereof, and/or (ii) make payment in cash, in order to correct such imbalance. No transportation imbalances of Hydrocarbons products takes or deliveries exist with regard to any of the Mortgaged Properties except as so disclosed in
Schedule 9.

         Section 8.21 Payments by Purchasers of Production. All proceeds from the sale of any Borrower's interest in Hydrocarbon production from the Mortgaged Properties are currently being paid in full to Borrower or have been paid to Borrower, or its predecessors in interest, by the Purchaser thereof on a timely basis and at prices and terms comparable to market prices and terms generally available at the time such prices and terms were negotiated for oil and gas production from producing areas situated near the Mortgaged Properties and none of such proceeds are currently being held in suspense by such purchaser or any other party.

         Section 8.22 Claims in Respect of Mortgaged Properties. Except for Excepted Liens (other than Excepted Liens described in Sections 10.02(d) and (e)) and as otherwise disclosed in Schedule 11 and Schedule 6 hereto and other matters that would not have a Material Adverse Effect on Borrower (including, without limitation, Excepted Liens), Borrower has not received any notice of any claim or Lien, right, title, or interest in and to any of the Mortgaged Properties from any third Person, and Borrower has no knowledge of any facts, circumstances, or conditions which could, by lapse of time or otherwise, result in any claim of right, title, Lien, or interest by any third Person in or to the Mortgaged Properties or any part thereof.

         Section 8.23 Federal, State and Indian Leases. With respect to any Oil and Gas Properties included in the Mortgaged Properties which are located on, in or relate to any Properties, on shore or offshore, which are owned by (A) the United States of America or any agency or instrumentality thereof, or (B) the States of Texas or Louisiana or any agency or instrumentality thereof, or any other state, territory or other political subdivision, or (ii) Indian Tribal Properties, Borrower (y) is duly qualified to own and hold all such interests and (z) has obtained approval from the applicable governmental or tribal entity of its ownership thereof to the extent such approval is required.

         Section 8.24 Disclosure. No information, statement, exhibit, certificate, document, report, representation or warranty made or furnished to Bank by or on behalf of Borrower in connection with, or pursuant to the provisions of, this Agreement or any other Loan Document contained or contains any untrue statement or misstatement of fact or omitted or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which has a Material Adverse Effect on it, or which Borrower reasonably anticipates might in the future have a Material Adverse Effect on it, which has not been disclosed in writing to Bank.

         Section 8.25 Fair Consideration. No Additional Extensions of Credit. Borrower acknowledges and confirms that (i) it has received, directly or indirectly, contemporaneously herewith fair consideration and reasonably equivalent value in exchange for the execution, delivery and performance of all Loan Documents to which it is a party, including, without limitation, the incurrence by it of obligations hereunder and thereunder and the granting by it of Liens pursuant hereto and thereto, (ii) notwithstanding any provision of any Loan Document, Bank has not promised or agreed to make any additional advances or loans, to increase, renew or extend any of the Obligations, the Credit Commitment, the maturity date of the Credit Note or to forgive any Obligations or made any other representations, promises or agreements except as expressly set forth in the Loan Documents, and (iii) provided if and only if Bank shall determine and announce its determination, as such determination and such announcement are herein provided, prior to the Credit Maturity Date that the Credit Borrowing Base equals or exceeds the Credit Commitment, the Credit Commitment is solely the maximum amount of Total Credit Principal ever contemplated to be outstanding hereunder, and no expression or implication is or has been made by or on behalf of Bank (and no inference shall be made by any Person) that it will increase the Credit Commitment or that the value of the Mortgaged Properties or the Credit Borrowing Base existing on or after the Closing Date will or might equal, exceed or approach a value that equals or exceeds the Credit Commitment, such valuation at all times being evidenced by the Credit Borrowing Base from time to time determined and announced by Bank as each is herein provided, it being expressly and unequivocably understood, acknowledged and agreed by the parties hereto that any lending hereunder, subject to the other terms and conditions hereof, shall never exceed the lesser of the Credit Borrowing Base from time to time in effect and the Credit Commitment, as such Credit Borrowing Base is determined and announced by Bank hereunder, and any difference, by any amount and at any time, between the respective amounts of the Credit Commitment and the Credit Borrowing Base from time to time in effect shall not be evidentiary (A) of any noncompliance by Bank to perform its obligations pursuant to the Loan Documents, (B) that the valuation by Bank of the Mortgaged Properties and the Credit Borrowing Base have been made in any manner other than as herein provided, (C) that Bank's
commitment hereunder and with respect hereto to make any Advances   is other
than to make Advances supported by a Credit Borrowing Base as herein determined and announced by Bank, or (D) that the parties hereto contemplate or agree, or have contemplated or agreed, to any transactions or other matters that are inconsistent with, or contrary to, any of the matters expressed in, or referred to by, this clause (iii).

         Section 8.26 Location of Entity of Borrower. The Collateral is located as described on Schedule 1.

                                   ARTICLE IX

                               Positive Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding and unpaid or Bank has any commitment hereunder, Borrower will perform and observe the following positive covenants:

         Section 9.1 Financial Statements. Borrower will cause KCS to furnish to Bank all of the reports and information with respect to Borrower as required pursuant to Section 4.1 of the Guaranty, and in the event such reports and information are not so provided to Bank, Borrower will provide such reports and information as required by Section 4.1 of the Guaranty to Bank, to the extent such reports and information pertain to Borrower. In addition, as soon as available, and in any event (A) within forty-five (45) days after the end of each of the first three quarters of each fiscal year of Borrower, Borrower will furnish to Bank (i) a balance sheet as of the end of such quarter and statements of income and cash flow for such quarterly period and fiscal year-to- date, accompanied by a certificate of the chief financial officer of Borrower stating that such financial statements fairly present the financial condition and results of operation of Borrower, in accordance with GAAP, consistently applied, as at the end of, and for, such periods (subject to normal year-end audit adjustments) and (ii) quarterly production reports comprising the Mortgaged Properties owned by Borrower, setting forth the calculation of Proceeds of Production for such quarterly period, which reports shall be in form and substance satisfactory to Bank and shall be certified by the chief financial officer of Borrower that such calculations were prepared in accordance with the terms of this

Agreement and based upon the books and records of Borrower, and (B) within 90 days after the end of each fiscal year of Borrower, an annual financial statement (balance sheet and statements of income and cash flow), and an annual production report, in form and substance, and certified in the same manner, as the quarterly statements.

         Section 9.2 Certificates; Other Information. Borrower will furnish and cause to be furnished to Bank all of the following, and in addition, with respect to Section 9.1, Borrower will take such action and cause to be taken such action as set forth in Section 9.2(d):

                    (a) Concurrently with the delivery of each of the financial statements referred to in Section 9.1, a certificate of the president, any vice president or chief financial officer of Borrower stating that to the best of such officer's knowledge and after making due inquiry, no Event of Default, Default or Restriction Event has occurred and is continuing, or if in its opinion an Event of Default, Default or Restriction Event has occurred and is continuing, a statement as to the nature thereof and the steps and action being taken to remedy such event.

                    (b) As soon as available, one copy of any order issued by any court, governmental authority, or arbitrator in any proceeding to which Borrower is a party.

                    (c) Within three (3) Business Days of each request by Bank, Borrower will furnish to Bank a listing of all then current Purchasers, such listing being in detail at least identical to
         Schedule 15, and within three (3) Business Days of each request by Bank, Borrower will execute and deliver a Letter Transfer Order to Bank with respect to (i) such Purchaser or Purchasers and/or (ii) Mortgaged Properties, as Bank shall so designate.

                    (d) Within the period of time prescribed in Schedule 11, all title opinions, curative actions and other information required by
         Schedule 11 hereto, in form and substance satisfactory to Bank and Bank's legal counsel.

                    (e) As soon as any material change may occur, but in no event later than the effective date of any such material change, a supplemental Schedule or certificate setting forth any such changes or additions to, or deletions from, or modifications of, any Schedule or certificate or the information set forth therein, from the date hereof, and together with the financial statements required pursuant to Section 4.1(a) of the Guaranty, and the financial statements required pursuant to Section 9.1, a supplemental Schedule or certificate of similar scope and detail with respect to any other changes to any Schedule or certificate, which occurred during the period then ended from the date hereof.

                    (f)   As soon as available, and in any event within ninety
         (90) days after the end of each (i) October 1 hereafter, commencing on December 31, 1995, Borrower will furnish to

         Bank a projected budget for the operations of Borrower for (A) the fiscal year commencing with such corresponding October 1, prepared in a six-month analysis, and (B) the five (5) fiscal years commencing with such corresponding October 1, prepared in a year-by-year analysis.

                    (g) Promptly, such additional information concerning Borrower or any of its Subsidiaries as Bank may reasonably request.

         Section 9.3 Performance of Obligations. Borrower will duly and punctually pay the Obligations, and Borrower will duly and punctually pay and perform its obligations, agreements and covenants contained in the Loan Documents, in each case, in accordance with the terms of the respective Loan Documents.

         Section 9.4 Preservation of Existence and Conduct of Business. Borrower will preserve and maintain, its corporate existence and all of its leases, privileges, franchises, qualifications and rights that are necessary or desirable in the ordinary conduct of its business and conduct its business as presently conducted in an orderly and efficient manner in accordance with good business practice. Borrower will not change its name or identity or corporate structure, or change the location of its place of business or, if it has more than one place of business, its chief executive office, or the place where it keeps its books and records, as designated under the designation Principal Place of Business in the signature pages hereof, without notifying Bank of such change in writing at least fifteen (15) days prior to the effective date of such change. Borrower will refrain from remitting or transferring any of its cash receipts or other funds to any Person during the existence and continuance of a Restriction Event, other than payment of its trade payables, the Obligations and obligations and indebtedness owed to Persons other than any of its Affiliates, which are due and payable in the ordinary course of Borrower's business.

         Section 9.5 Payment of Taxes and Claims. Borrower will pay or discharge, and will cause each of its Subsidiaries to pay or discharge, at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that Borrower shall not be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 9.6 Inspection Rights. At any reasonable time and from time to time, Borrower will permit representatives of Bank to examine, copy and make extracts of its books and records, to visit and inspect its Properties, and to discuss its business, operations and financial condition and affairs with its officers and third-party operators and with its independent certified public accountants and consultants, and, with the consent of a Person that Bank reasonably believes to be an officer of Borrower (which consent will not be unreasonably withheld or delayed), with other employees of Borrower and other Persons related to the operations or business of Borrower, all of the foregoing to the extent reasonably requested by Bank.

         Section 9.7 Keeping Books and Records. Borrower will maintain, and will cause each of its Subsidiaries to maintain, proper books of record and accounts in conformity with GAAP.

         Section 9.8 Compliance with Law. Borrower will comply with all applicable Governmental Requirements of any Governmental Authority.

         Section 9.9 Compliance with Agreements; Trade Debt. Borrower will comply with all indentures, mortgages, deeds of trust, loan agreements and other agreements binding on it or affecting its Properties or business. Borrower will pay and discharge promptly, all trade accounts payable from time to time incurred in the ordinary course of business, except for such trade accounts payable as are being contested in good faith and for which adequate reserves for the full and final payment thereof are being maintained.

         Section 9.10 Notices. Borrower will promptly notify Bank of each of the following: (i) the occurrence of an Event of Default, Default or Restriction Event, (ii) the commencement of any action, suit, investigation or proceeding, or the imposition of any judgment, against Borrower which could reasonably be expected to result in an action, suit, investigation, proceeding or judgment of a nature or type described in Section 8.6, (iii) any other matter that could reasonably be expected to have a Material Adverse Effect on Borrower, and upon the receipt of each such notice by Bank, such additional and further information with respect thereto as requested by Bank, and (iv) any modification in the cash management program and procedures from that described in Section 8.18, or the termination or suspension of such cash management program.

         Section 9.11 Further Assurances. Borrower will cure, at its expense, promptly any defects in the execution, creation, delivery and issuance of the Loan Documents, or any of them. Borrower, at its expense, will promptly execute and deliver to Bank upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of Borrower's covenants and agreements in the Loan Documents, or further to evidence and more fully describe the Property intended as security for the Obligations, or to correct any omissions in the Loan Documents, or more fully state the security obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens and other rights created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or obtain any consents, waivers or subordinations, all as may be necessary or appropriate in connection therewith.

         Section 9.12 Use of Proceeds; Compliance with Regulations G, T, U, and X. Borrower will use the proceeds of each Advance as provided in Section 8.17, and upon each request of Bank, the Borrower shall promptly furnish to Bank such evidence as Bank may reasonably require to verify such use. Neither Borrower nor any Person acting on its behalf will take any action which might cause this Agreement or any of the Loan Documents to violate, and Borrower will take all actions necessary to cause compliance with Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System and the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

         Section 9.13     Engineering Reports.

         (a) As soon as available and in any event within 45 days after the end of each fiscal year of Borrower commencing with fiscal year ended September 30, 1995, the Borrower shall furnish to Bank a report (the "Reserve Report") in form and substance satisfactory to Bank, in its sole discretion, which sets forth estimates of the net proved oil and gas reserves of the Oil and Gas Properties of Borrower included in the Collateral which are, in the aggregate, reasonable using generally accepted petroleum engineering and evaluation principles. The Reserve Report shall be prepared by or at the direction of Borrower and shall be certified by the senior registered petroleum engineer of the Borrower as to the truth and accuracy of the information utilized to prepare the Reserve Report and the estimates included therein, and shall have been reviewed by an independent petroleum consultant acceptable to Bank who shall have certified that the estimates in the Reserve Report are, in the aggregate, reasonable estimates using generally accepted petroleum engineering and evaluation principles and that the consultant is satisfied with the methods and procedures used in preparing the Reserve Report. The principles to be utilized are those set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers. Bank hereby agrees that Ryder Scott, the current independent petroleum consultant to Borrower, is acceptable as the independent petroleum consultant for purposes of this Agreement. The Reserve Report shall evaluate as of September 30 of such fiscal year the Oil and Gas Properties of Borrower included in the Collateral and shall, together with any other information reasonably requested by Bank, set forth the proved oil and gas reserve estimates attributable to such Property together with a projection of the rate of production and future net income with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time.

         (b) As soon as available and in any event within 45 days following each March 31 of each fiscal year of Borrower, Borrower shall furnish to Bank a report (the Alternate Reserve Report") in form and substance satisfactory to Bank, prepared in a manner consistent with the provisions of
Section 9.13(a), which shall further evaluate the Property evaluated in the immediately preceding Reserve Report, and which shall, together with any other information reasonably requested by Bank, set forth the proved oil and gas reserve estimates attributable to such Property as of the immediately preceding March 31, together with a projection of the rate of production and net future income with respect thereto as of such date, based upon pricing assumptions consistent with SEC reporting requirements at the time.

         (c) Concurrently with the delivery of the reports required in Subsections (a) and (b) above, Borrower shall provide to Bank (i) a statement reflecting any material changes in the net revenue interest of the wells or leases reflected in the Security Documents after giving effect to all encumbrances listed therein from the net revenue interests as reflected in such report, along with an explanation as to any such material discrepancies between the two net revenue interest disclosures and (ii) a list identifying, for each well included in the Mortgaged Properties, the purchasers of Borrower's portion of the oil and gas produced therefrom.

         (d) Concurrently with the delivery of the reports required in Subsections (a) and (b) above, Borrower shall provide to Bank a report in form and substance satisfactory to Bank in its sole discretion prepared and certified by the chief financial officer of Borrower, which report shall, together with any other information requested by Bank, fully set forth and disclose the volume, estimated amount and nature of any and all gas imbalances with respect to the Oil and Gas Properties of Borrower included in the Affected Properties of Borrower as of the date of such reports.

                                   ARTICLE X

                               Negative Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding and unpaid or Bank has any commitment hereunder, Borrower will perform and observe the following negative covenants:

         Section 10.1 Debt. Borrower will not incur, create, assume or permit to exist any Debt, except (i) Debt to Bank, (ii) indebtedness to KCS
(iii) existing Debt described in Schedule 4 (and renewals, extensions, and increases of such existing Debt; provided, however, that no increase in such Debt shall result in a material change in the purpose for which the Debt was incurred or in the nature of the collateral for such Debt, and (iv) Debt of Borrower not otherwise permitted by this Section 10.1 which does not exceed at any one time the aggregate outstanding principal amount of $100,000.00.

         Section 10.2 Limitation of Lien. Borrower will not incur, create, assume or permit or suffer to exist any Lien upon the Collateral, assets or revenues, whether now owned or hereafter acquired, except:

                    (a)   Liens disclosed on Schedule 5 hereto;

                    (b)   Liens in favor of Bank;

                    (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not materially affect the value of the Properties encumbered thereby or adversely impair the ability of Borrower to use such Properties in its business;

                    (d) Liens for taxes, assessments, or other governmental charges which are not delinquent, or which are being diligently contested in good faith and for which adequate reserves have been established;

                    (e) Liens of mechanics, materialmen, warehousemen, carriers or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business, or which are being diligently contested in good faith and for which adequate reserves have been established;

                    (f) Liens securing the permitted indebtedness referred to in clauses (iii) and (iv) of Section 10.1, provided that the obligations secured by such Liens do not exceed the amount of such permitted indebtedness from time to time outstanding and such Liens do not cover or affect any of the Collateral;

                    (g) Liens resulting from deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts in the ordinary course of business.

         Section 10.3     Negative Pledge Amount.   Borrower will not create,
enter into, execute, incur, assume or permit to exist, any contract, agreement or understanding (other than the Loan Documents) which in any manner prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of the Collateral, or which requires the consent of, or notice to, other Persons in connection therewith.

         Section 10.4     Mergers and Dissolutions: Change in Business
Structure.

                    (a) Borrower will not become a party to a merger or consolidation, or dissolve or liquidate.

                    (b) Borrower will not amend or otherwise modify its corporate charter or its corporate structure, activities or nature, as applicable, in any manner that could have a Material Adverse Effect on it. Borrower will not become a general partner, joint venturer or venturer in any Person or become or assume any similar capacity in any Person which gives rise to such similar general liability.

         Section 10.5     Restricted Payments .

                    (a) Borrower will not declare or pay any dividends or make any other payment on account of its capital stock, or redeem, purchase, retire or otherwise acquire for value any of its capital stock, or grant or issue any capital stock or any warrant, right, or option pertaining to its capital stock, or issue any security convertible into capital stock, or issue any capital to its stockholders, or make any distributions of its assets to its stockholders, or make any distributions of any kind to its general or limited partners, joint venturers or Person of similar status.

                    (b) Borrower will not make any payments on any Debt other than Debt permitted under Section 10.1 hereof.


         Section 10.6 Loans, Advances and Investments. Borrower will not make or permit to remain outstanding, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase or own any stock, bonds, notes, debentures or other securities (which term securities shall not mean a direct ownership of record in fractional undivided interests in oil and gas properties) of any Person, except;

                    (a) readily marketable direct obligations of the United States of America which mature within one (1) year from the date of creation thereof;

                    (b) deposits maturing within one (1) year from the date of creation thereof with (including certificates of deposits issued by) Bank or any office located in the United States of America of any other commercial bank or trust company that is organized under the laws of the United States of America or any state thereof, which insures its and such deposits with the Federal Deposit Insurance Corporation (or any successor) and has capital, surplus and undivided profits aggregating at least $100,000,000 as of the date of such Person's most recent financial report;

                    (c) commercial paper of a domestic issuer maturing within one (1) year from the date of creation thereof rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service;

                    (d) LIBOR deposits of maturities less than one (1) year, issued by (and supported by the full faith and credit and representing direct obligations of) Bank or any other commercial bank or trust company that is organized under the laws of the United States of America or any state thereof, which has capital, surplus and undivided profits in excess of $500,000,000 as of the date of such Person's most recent financial reports;

                    (e)   loans, advances and investments identified on
         Schedule 13 hereto;

                    (f) advances by Borrower to KCS pursuant to the cash management program described in Section 8.18 and so long as no Restriction Event exists; and

                    (g) investments in repurchase agreements of maturities less than thirty (30) days, with the asset being purchased being direct obligations of the United States of America, and issued by Bank or any other commercial bank or trust company that is organized under the laws of the United States of America or any state thereof, which has capital, surplus and undivided profits in excess of $100,000,000 as of the date of such Person's most recent financial report.

         Section 10.7 Transactions with Affiliates. Except for transactions among the Borrower and its Subsidiaries, as expressly permitted by this Agreement, Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transactions are not otherwise in violation of any Loan Document and are in the ordinary course of business of Borrower , and are upon fair and reasonable terms no less favorable to Borrower, than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of Borrower.

         Section 10.8     Disposition of Assets: Sale Leaseback.

         (a) Borrower will not sell, lease, assign, transfer, or otherwise dispose of any of Collateral, or any portion thereof, except dispositions of inventory in the ordinary course of business.

         (b) Borrower will not enter into any arrangement, directly or indirectly, with any Person, whereby it shall sell, transfer or otherwise dispose of any of its Collateral, whether now owned or hereafter acquired, and thereafter rent or lease as lessee such Property or any part thereof which it intends to use for substantially the same purpose or purposes as the Property sold or transferred.

         Section 10.9 Prepayment of Debt. Borrower will not prepay any Debt except Debt permitted pursuant to Section 10.1 hereof.

         Section 10.10 Use of Proceeds. Borrower will not permit the proceeds of any Advance to be used for any purpose other than as expressly permitted in Section 2.5.

         Section 10.11    Sale or Discount of Receivables.  Borrower will not
(i) sell or discount any of its accounts or notes receivable that are required to be included in the Collateral, or (ii) except pursuant to a securitization or other financing transaction which is in accordance with financing practices that are usual at the time, discount or sell, with recourse, or sell without recourse, for less than the face amount of any of its receivables that are not required to be included in the Collateral, unless reasonably necessary in connection with collection efforts on delinquent receivables.

         Section 10.12 Concentration Account. Borrower will not (i) permit or authorize any of the funds transferred by or on behalf of Borrower to the Concentration Account to be disbursed or withdrawn therefrom other than for transfer (A) to Borrower's Disbursement Account or (B) to such account or accounts solely maintained by Borrower or KCS at a Qualified Bank, (ii) deposit or maintain or authorize or direct to be deposited or maintained, any of its cash receipts or other funds in any Person, other than a Qualified Bank, or
(iii) transfer or direct or permit to be transferred or directed, any of its cash receipts or other funds to (A) the Concentration Account if at any such time of transfer the Concentration Account is not maintained in a Qualified Bank or (B) the Concentration Account during any Restriction Event, and during such times, Borrower shall retain sole dominion and control over its cash receipts and other funds in a Qualified Bank, subject to Bank's Lien. Borrower will not modify or permit to be modified the cash management program described in Section 8.18, other than refraining from depositing or transferring any of its cash receipts or other funds to the Concentration Account upon the occurrence and during the existence of a Restriction Event, or create or permit to be created any other cash management programs involving its cash receipts and other funds with the cash receipts and other funds of any other Person without first notifying Bank of any such occurrences and thereafter permitting Bank a reasonable opportunity to take such actions and consummate such agreements in a manner at least consistent with the agreements it currently has with respect to such cash management program, and in each such instance, Borrower will cooperate with Bank.

         Section 10.13 Environmental Matters. Except for customary obligations that arise and/or are diligently managed in the normal course of Borrower's business pursuant to operating regulatory requirements, Borrower will not, cause or knowingly permit any of its respective Properties to be in violation of, or do anything or permit anything to be done which could subject any such Property to any remedial obligations under, any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property. Borrower will promptly notify Bank in writing of any existing, pending or threatened action or investigation by any Governmental Authority in connection with any Environmental Laws. Borrower will establish and implement practices and procedures that are intended reasonably to determine and assure, consistent with a prudent operator standard and generally accepted standards and practices in the oil and gas industry, that (i) no solid wastes are disposed of on any Property owned by Borrower in quantities or locations that would require remedial action under any Environmental Laws, except in compliance with applicable Environmental Laws, (ii) except as





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
released in compliance with applicable Environmental Laws, no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA or any other applicable Environmental Laws, (iii) no hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment, (iv) all hazardous wastes and, to the extent required by the Texas Railroad Commission (or equivalent and/or successor agency or agencies of the State of Texas) and/or other applicable Governmental Authority, solid wastes and oil and gas wastes generated by any Borrower or any of their Subsidiaries, or on any Property of any of them, to the extent necessary for disposal off site, will be transported only by carriers maintaining valid permits under RCRA and other applicable Environmental Laws and treated, stored, and disposed of only by facilities operating in compliance with RCRA and other applicable Environmental Laws, and (v) each of the Borrowers and their respective Subsidiaries, and their respective Properties and operations, will be maintained and operated in compliance with all permits, licenses, and similar authorizations required pursuant to any applicable Environmental Laws. Upon the violation of applicable Environmental Laws, Borrower will take whatever action is required by law promptly upon discovery to remedy the same.

                                   ARTICLE XI

                                    Default

         Section 11.1 Events of Default. Each of the following shall be deemed an "Event of Default":

                    (a) (i) Borrower shall fail to pay, when due, any principal payment or interest on the Total Credit Principal or (ii) Borrower shall fail to pay, when due, any of the Obligations, (other than principal of, or interest on, the Total Credit Principal), and such failure shall continue unremedied for a period of five (5) days; or

                    (b) any representation, warranty or certification made or deemed made by, or on behalf of, Borrower or KCS (or any of their respective employees, officers, agents or consultants) in any Loan Document or in any certificate, report (including, without limitation, Engineering Reports), notice or financial statement furnished pursuant to, or in connection with, the provisions of any Loan Document shall be or prove to have been false, misleading, or erroneous, in any material respect, when made or deemed to have been made; or

                    (c) (i) Borrower shall fail to perform, observe or comply with (A) any of its obligations under Article X (other than Section
         10.2 with respect to a Lien not incurred, created, assumed or permitted to exist by Borrower and which secures the payment of an inconsequential amount), or (B) Section 10.2 with respect to any Lien not incurred, created, assumed or permitted to exist by Borrower and which secures the payment of an inconsequential amount, and such Lien shall continue unreleased, or unbonded by a financially capable and responsible Person, other than Borrower, for a period of 10 Business Days after the imposition thereof, (ii) KCS shall fail to perform, observe or comply with any of its obligations under Article V of the Guaranty,
         (iii) KCS shall fail to perform, observe or comply with any of its obligations under Article VI of the Guaranty, or (iv) there exists the occurrence of any other event or circumstance which constitutes a default under any other Loan Document, which continues beyond any applicable cure or grace period; or

                    (d) other than as provided for in any other clause of this Section 11.1 (such other clause controlling the occurrence of an Event of Default in respect to the subject matter thereof), Borrower or KCS shall fail to perform, observe or comply with any of its other obligations, agreements or covenants in any of the Loan Documents to which any of them is a party, and such failure shall continue unremedied for a period of 60 days from the day such performance, observance or compliance was required; or

                    (e) Borrower or KCS shall (i) dissolve or terminate its existence, (ii) discontinue its usual business, (iii) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee, custodian, liquidator or other similar Person of itself or of all or a substantial part of its Property, (iv) make a general assignment for the benefit of creditors, (v) admit in writing its inability to, or be generally unable to, pay its debts as they come due, (vi) commence a voluntary proceeding or case under the federal Bankruptcy Code, (vii) file a petition or otherwise commence a proceeding or case seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, (viii) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition against it in any involuntary case under the federal Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, now or hereafter in effect, or (ix) take any corporate or partnership action, as applicable, for the purpose of effecting any of the foregoing; or

                    (f) a proceeding or case shall be commenced, without the application or consent of Borrower or KCS, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or other similar Person of Borrower or KCS or of all or any substantial part of its Property, or (iii) similar relief in respect of Borrower or KCS under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) days;

         or an order for relief against Borrower or KCS shall be entered in an involuntary case under the Federal Bankruptcy Code; or

                    (g) (i) default in the payment, when due, of any principal of or interest on any Debt or Debts of Borrower, which Debt or Debts (as distinguished from the amount of the defaulted payment or payments of principal thereof or interest thereon), individually or when aggregated with other such defaulted Debt or Debts of Borrower, individually or in the aggregate, equal or exceed $500,000, or the occurrence of any event, circumstance or condition which, without regard to any applicable cure or notice period or lapse of time, would constitute a default by Borrower of any agreement, contract, promissory note, loan agreement, indenture, lien instrument or the like to which Borrower is a party or by which any of its Property is subject and which evidences or relates to a Debt or Debts, individually or in the aggregate, of an aggregate amount equal to or in excess of $500,000, whether or not a party thereto exercises any of its rights and remedies with respect to such default; or (ii) the occurrence of any event, circumstance or condition which, in the reasonable determination of Bank, results in a material adverse change in the condition (financial or otherwise) of KCS and its Subsidiaries taken as a whole; or

                    (h) default under the terms of (i) that certain Amended and Restated Credit Agreement dated March 15, 1994 among KCS, KCS Pipeline Systems, Inc. and Bank One, Texas, National Association; or
         (ii) that certain Loan Agreement dated January 11, 1995 among Canadian Imperial Bank of Commerce, as Lender, Borrower, KCS and Proliq, Inc.

                    (i) a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by a court or courts against Borrower or KCS (exclusive of any judgment amount fully covered by insurance where the insurer has admitted or not denied liability in respect of such judgment amount), and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and Borrower or KCS shall not, within said period 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                    (j) An event or condition specified in Section 5.4 of the Guaranty shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower, KCS or any ERISA Affiliate shall incur or in the opinion of Bank shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of Bank, material in relation to the financial position of Borrower or KCS; or

                    (k) the destruction or condemnation of, or occurrence of substantial damage or condemnation to any of the Properties referred to in the Oil and Gas Mortgages, or (iii) any other Property of Borrower in an amount in excess of $500,000 in the aggregate and for which there is no or substantially no insurance coverage in respect thereto and/or for which no or substantially no insurance coverage or condemnation proceeds will be timely used and/or paid in respect thereto, and within 10 Business Days after Bank has notified, in writing, Borrower of a redetermined Credit Borrowing Base as a result of the occurrence of any of the events referred to in the preceding clauses (i) through (iii), Borrower fails either to (A) prepay the principal on the Credit Note in an amount at least equal to the amount that the Total Credit Principal exceeds such redetermined Credit Borrowing Base, or (B) grant to Bank a perfected, first priority Lien on Oil and Gas Properties not then covered by a Security Document, which is of a nature, value, quantity and quality satisfactory to Bank; or

                    (l) Borrower shall have concealed, removed or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them; or shall have suffered or permitted, while insolvent, any credit or to obtain a Lien upon any of its Property through legal proceedings or distraint or other process; or

                    (m) this Agreement or any other Loan Document, or any Lien or assignment created thereby, shall cease to be in full force and effect, or shall be declared null and void, or the validity or enforceability thereof shall be contested or challenged by Borrower or KCS, or any of their respective shareholders, partners, beneficial owners or Affiliates, or any other Person (and such contest or challenge by a Person other than any Borrower or KCS is not fully and finally dismissed with prejudice within 30 days of the day of such Person's initial assertion thereof), or Borrower or KCS shall deny that it has, or contend or assert (including, without limitation, by announcement or revocation) that it does not have, any liability or obligation under any of the Loan Documents, or that any Lien or assignment created by any Loan Document is no longer in full force and effect.

         Section 11.2 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, other than one referred to in clause (e) or clause (f) of Section 11.1, Bank may terminate its commitment to lend hereunder and/or declare the principal amount then outstanding of the Credit Note and all then earned and accrued interest thereon, and all other earned amounts payable by either Borrower or KCS under, or in connection with, the Loan Documents to be immediately due and payable, whereupon such amounts shall be immediately due and payable, without notice, demand, notice of presentment, presentment, presentment for payment, demand for payment, non-payment, notice of dishonor, dishonor, notice of intent to accelerate, notice of acceleration, notice of intent to demand, protest, notice of protest, notice of intent to terminate, notice of termination, grace or any other notice or formalities of any kind, all of which are hereby expressly waived by each of Borrower, KCS and all other Persons; and upon the occurrence of an Event of

Default referred to in clause (e) or clause (f) of Section 11.1, the commitment of Bank to lend hereunder shall automatically terminate and be cancelled, and the principal amount then outstanding of the Credit Note, and all then earned and accrued interest thereon, and all other earned amounts payable by Borrower or KCS under, or in connection with, the Loan Documents, shall become immediately due and payable without notice, demand, notice of presentment, presentment, presentment for payment, demand for payment, non-payment, notice of dishonor, dishonor, notice of intent to accelerate, notice of acceleration, notice of intent to demand, protest, notice of protest, notice of intent to terminate, notice of termination, grace or any other notices or formalities of any kind, all of which are hereby expressly waived by Borrower, KCS, and all other Persons. Upon the occurrence of any Event of Default, Bank may exercise any and all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

         Section 11.3     Certain Events.

         (a) Borrower shall not be deemed to have committed a breach of any of the warranties and representations contained in Sections 8.19(a)(c) and
(d) or of the covenants and agreements in the first sentence of Section 10.13 if on any date the estimated amount to be expended by Borrower, during the twelve (12) months next succeeding such date, for (i) remediation of all violations of Environmental Laws on all Properties of Borrower, as estimated by the environmental consultants or engineers, reasonably acceptable to Bank, retained to implement such remediation plus (ii) the amount reasonably estimated to be the liability of Borrower in the aggregate upon the occurrence of any event described in Section 8.19(d) is no more than $300,000. Copies of the cost estimates made by such environmental consultants or engineers shall be furnished to Bank by Borrower promptly after Borrower has received the same. Within 30 days after the occurrence of any event described in Section 8.19(d) Borrower shall furnish Bank with an estimate of the liability of Borrower as the result of such occurrence during such 12 month period, which estimate shall disclose in detail the basis for such estimate.

         (b) KCS shall not be deemed to have committed a breach of any of the warranties and representations contained in Sections 3.12(a), (c) and
(d) of the Guaranty or of the covenants and agreements in the first sentence of
Section 5.3 of the Guaranty if on any date the estimated amount to be expended by KCS and its Subsidiaries (other than the Borrower), during the twelve months next succeeding such date, for (i) remediation of all violations of Environmental Laws on all Properties of KCS and its Subsidiaries (other than the Borrower) as estimated by the environmental consultants or engineers, reasonably acceptable to Bank, retained to implement such remediation plus (ii) the amount reasonably estimated to be the liability of KCS and its Subsidiaries (other than the Borrower) in the aggregate upon the occurrence of any event described in Section 3.12(d) of the Guaranty is no more than $300,000. Copies of the cost estimates made by such environmental consultants or engineers shall be furnished to Bank by KCS promptly after KCS has received the same. Within 30 days after the occurrence of any event described in Section 3.12(d), KCS shall furnish Bank with an estimate of the liability of KCS as the result of such occurrence during such 12 month period, which estimate shall disclose in detail the basis for such estimate.

         Section 11.4 Limited Remedy. The failure of Borrower to satisfy the provisions of Section 9.2(d) shall not constitute a Default or Event of Default but shall give rise to the sole remedy in favor of Bank of reducing the Credit Borrowing Base by an amount or amounts determined by Bank in its sole discretion.

         Section 11.5     Notice of Actions Taken.

         (a) After Bank has exercised its right of set off as provided in Section 6.2 or its right to terminate its commitment to lend hereunder or accelerate the payment of the Obligations as provided in Section 11.2, Bank will endeavor to notify Borrower within a time period thereafter, which Bank deems reasonable; provided however, (i) Bank's undertaking to provide the notices pursuant to this Section 11.5 is not intended to be nor shall be construed to be, a condition precedent, or other requirement of it, to the exercise by Bank of any of its rights, remedies, privileges and benefits under any of the Loan Documents, or a modification to the waivers of notices and other formalities as provided in Section 6.2 and Section 11.2, respectively,
(ii) notwithstanding anything to the contrary contained above in this Section 11.5, Bank shall have no obligation whatsoever to provide notices to Borrower or any other Person if Bank has exercised any of the above-referenced rights as a result of the occurrence of any of the events described in clause (e) or clause (f) of Section 11.1, and (iii) the failure of Bank to give Borrower or any other Person any notice referred to in this Section 11.5 shall in no manner affect or prejudice the rights, remedies, privileges and benefits theretofore, then and thereafter exercised or taken by Bank.

         (b) Within a reasonable period following Bank's receipt of a written request from Borrower or KCS inquiring whether Bank has accelerated the payment of the Obligations, as herein provided, on or before the date specified in such written request of Borrower or KCS, Bank will advise such requesting Person, in writing, whether any such acceleration had occurred, which advice of Bank will not be unreasonably withheld or delayed.

         Section 11.6 Proceeds of Production from the Mortgaged Properties; Letter Transfer Orders. Upon the occurrence and during the continuance of a Default pursuant to clause (f) of Section 11.1 or an Event of Default, (i) Bank shall be entitled to transmit the Letter Transfer Orders to the Purchasers and
(ii) Borrower, on demand by Bank, shall immediately deliver to Bank (A) a listing of all then current Purchasers, in detail at least identical to
Schedule 15 and (B) Letter Transfer Orders executed by Borrower with respect to
(y) such Purchasers or (z) Mortgaged Properties, as Bank shall then and then after designate. Bank and Borrower agree that in the absence of the existence of a Default pursuant to clause (f) of Section 11.1 or an Event of Default, Bank shall hold the Letter Transfer Orders and not transmit them to the Purchasers, and notwithstanding any provision in Article IV of the Mortgages to the contrary, Borrower shall have the right to receive and retain the Assigned Proceeds (as defined in the Mortgages) until such Default or Event of Default.

                                  ARTICLE XII

                                 Miscellaneous

         Section 12.1     Expenses of Bank.

         (a) Borrower hereby agrees to pay Bank, whether or not the transactions hereby contemplated are consummated, on demand: (i) all reasonable costs and expenses incurred by, or on behalf of, Bank (both before and after closing) in connection with the investigation, negotiation, preparation, execution, closing, delivery, filing, recordation, refinancing, restructuring and/or renegotiation of this Agreement and the other Loan Documents, and the transactions contemplated hereby and thereby, and any and all amendments, modifications, restatements, assignments of the Credit Note (or any portion thereof) requested by Borrower, supplements, waivers and consents relating hereto or thereto, including, without limitation, the fees, disbursements and expenses of Bank's legal counsel, (ii) all reasonable costs and expenses incurred by, or on behalf of, Bank (whenever incurred), including, without limitation, such costs and expenses incurred by each Mortgage trustee, (A) to preserve, maintain, protect and perfect its rights under each Loan Document and its Liens in the Collateral and (B) in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees, disbursements and expenses of Bank's legal counsel (whether or not incurred in connection with the commencement of a proceeding, litigation, foreclosure or other judicial proceeding), and (iii) all other reasonable costs and expenses incurred by, or on behalf of, Bank (whenever incurred) in connection with the foregoing or otherwise in connection with any Loan Document, including, without limitation, (A) all costs, expenses, mortgage taxes, stamp taxes, assessments, filing fees and other charges levied by a governmental authority or otherwise payable in respect of this Agreement or any other Loan Document, (B) fees, disbursements and expenses of Bank's legal counsel in connection with advice or counsel to Bank regarding the Loan Documents, and (C) all amounts expended, advanced or incurred by or on behalf of Bank, including, without limitation, such costs and expenses incurred by each Mortgage trustee, to satisfy any obligation of Borrower or KCS under any Loan Document which is not timely satisfied by Borrower or KCS; provided, however, with respect to the reasonable costs and expenses incurred by, or on behalf of, Bank which are referred to in clause (iii) (B) in this Section 12.1(a), Bank will endeavor to be reasonable in the incurrence of such costs and expenses and will endeavor to incur such costs and expenses in a judicious manner and to cause such costs and expenses to be incurred in a judicious manner, all within the exercise of the reasonable judgment of Bank. The costs, expenses and other amounts provided in this
Section 12.1 are cumulative of all other expenses, costs, other amounts and indemnities of Borrower provided for in this Agreement and the other Loan Documents.

         (b) All attorneys, accountants, engineers, geologists, consultants, appraisers and other professional Persons and consultants who are engaged or employed by Bank and whose fees and expenses may be paid pursuant to the terms of this Agreement or any other Loan Document shall have the right to act exclusively in the interest of Bank and shall have no duty of disclosure, duty of loyalty, duty of care or any other duty of any type or nature whatsoever to Borrower or KCS, or any of their Subsidiaries.

         Section 12.2     INDEMNIFICATION.

         (a) BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY, AND HOLD HARMLESS BANK AND ITS AFFILIATES, SUBSIDIARIES, PARENT COMPANY AND OTHER RELATED ENTITIES, AND ITS AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, MORTGAGE TRUSTEES, ATTORNEYS, ACCOUNTANTS, ENGINEERS, GEOLOGISTS, CONSULTANTS, OTHER PROFESSIONALS, AGENTS, INSURERS AND SHAREHOLDERS (AND TOGETHER WITH EACH AND ALL OF ITS AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, HEIRS AND LEGAL REPRESENTATIONS, COLLECTIVELY CALLED THE "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL OR STATE LAWS OR OTHER STATUTORY REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL AND COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE) IN ANY MANNER RELATING TO, OR ARISING OUT OF, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT HERETO OR THERETO, OR CONTEMPLATED HEREBY OR THEREBY, INCLUDING, WITHOUT LIMITATION (I) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF EACH LOAN DOCUMENT, (II) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (III) ANY BREACH BY BORROWER OR KCS OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY LOAN DOCUMENT, (IV) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS SUBSTANCE LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OR ASSETS

OF BORROWER OR KCS, OR ANY OF THEIR SUBSIDIARIES, (V) THE FAILURE OF TITLE TO ALL OR PART OF THE MORTGAGED PROPERTIES, OR ANY OTHER COLLATERAL, OR THE FAILURE OR INABILITY OF BORROWER, FOR ANY REASON, TO CONVEY THE RIGHTS, TITLES AND INTERESTS WHICH ANY SECURITY DOCUMENT PURPORTS TO MORTGAGE, CONVEY, GRANT OR ASSIGN, (VI) THE FAILURE OR INABILITY OF KCS TO ENTER INTO, EXECUTE OR PERFORM ITS OBLIGATIONS UNDER THE GUARANTY, OR (VII) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING (COLLECTIVELY, THE "INDEMNIFIED MATTERS"); PROVIDED THAT BORROWER SHALL NOT HAVE ANY OBLIGATION TO AN INDEMNITEE HEREUNDER WITH RESPECT TO INDEMNIFIED MATTERS DIRECTLY AND SOLELY CAUSED BY OR RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH INDEMNITEE (AS OPPOSED TO OTHER INDEMNITEES).

         (b) WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL BE INDEMNIFIED AND HELD HARMLESS AS PROVIDED IN THE IMMEDIATELY PRECEDING SENTENCE FOR ANY INDEMNIFIED MATTER ARISING OUT OF, OR RESULTING FROM, THE SOLE, COMPARATIVE, OR CONTRIBUTORY NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OF SUCH INDEMNITEE) OF SUCH INDEMNITEE, OR THE ALLEGATION THEREOF AGAINST SUCH INDEMNITEE.

         (c) To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.2 may be unenforceable because it is violative of any law or public policy as determined by the final unappealable
judgment or order of a court of competent jurisdiction,   Borrower and KCS,
jointly and severally, shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The provision of this Section 12.2 shall survive the repayment of the Obligations and any termination, however arising, of this Agreement, any other Loan Document, or the Credit Commitment provided for herein.

         Section 12.3  Restatement; Exhibits and Schedules; Reliance on
Documents.

         (a) Each request by Borrower for an Advance hereunder (whether by Advance Request Form or otherwise) shall by virtue of such delivery or request alone constitute a restatement of Section 7.2(d) on and as of the date of delivery or the date requested for the Advance. Each such request shall also constitute a representation and warranty at the time of said delivery or on the date requested for the Advance of Section 7.2(b) and Section 7.2(c).

         (b) All exhibits, schedules, attachments and similar referenced documents mentioned herein and in any other Loan Document to which Borrower is a party are hereby incorporated by reference herein and therein for all intents and purposes, unless otherwise expressly provided to the contrary within the reference to such exhibit, schedule, attachment or other document. Any exhibit, schedule, attachment or similar referenced document referenced herein as being, from time to time after the date hereof, supplemented, amended, updated or otherwise modified, shall be deemed supplemented, amended, updated or otherwise modified when Bank has received the information or matters referenced as designated therein in form, substance and scope satisfactory to it, whether or not such information or matter shall be evidenced or referenced by an instrument entitled as an exhibit or schedule or a supplement to an exhibit or a supplement to a schedule or similar labels, and the receipt of such information or matters by Bank, whether or not it is affixed hereto or to any other instrument theretofore delivered to Bank, shall for all intents and purposes of the Loan Documents to which Borrower is a party constitute and satisfy all matters intended to be accomplished by such supplements, amendments, updates or other modifications.

         (c) Any oral communication or instrument in writing, telex, telegram, telecopy, facsimile, cable or other transmission received by Bank in connection with an Advance hereunder or any other matter with respect to any Loan Document to which Borrower is a party which purports to be dispatched or signed by or on behalf of Borrower shall conclusively be deemed to have been dispatched or signed by or on behalf Borrower pursuant to such Person's authority to bind Borrower and all other Persons for the liabilities and matters in connection therewith to Bank, and Bank may conclusively rely thereon and shall have no obligation, duty or responsibility to determine the validity or genuineness thereof or the authority of the Person or Persons executing or dispatching the same.

         Section 12.4 No Waiver: Cumulative Remedies. No failure on the part of Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege, or any abandonment or discontinuance of steps or actions to enforce such a right, power or privilege, under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law or at equity.

         Section 12.5 Successors and Assigns. This Agreement, the Credit Note and each of the other Loan Documents to which Borrower and/or Bank is a party is binding upon and shall inure to the benefit of the parties hereto and thereto, and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under this Agreement or any other Loan Document.

         Section 12.6 Survival of Representations and Warranties. All representations and warranties made by, or on behalf of, Borrower in each Loan Document or in any document, statement, or certificate furnished by, or on behalf of, any Borrower in connection with any Loan Document shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Advances and no investigation at any time made by or on behalf of Bank shall diminish or otherwise affect such representations and warranties or the right of Bank to rely upon them. All statements made by or on behalf of Borrower in connection with any Loan Document or the transactions contemplated thereby shall constitute representations and warranties of Borrower.

         Section 12.7 Entire Agreement: Amendment. This Agreement, the Credit Note and the other Loan Documents embody the final, entire agreement among the parties hereto and thereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto or thereto, as applicable, which instrument shall be in form, scope and substance satisfactory to Bank and shall be subject to such conditions and/or requirements as Bank shall require.

         Section 12.8 Interest. It is the intent of Bank and Borrower in the execution, delivery and performance of this Agreement and all other Loan Documents, and all matters incidental and related hereto and thereto and arising herefrom and therefrom, to remain in strict compliance with Applicable Law from time to time in effect, including without limitation, usury laws. In furtherance thereof, Bank and Borrower stipulate and agree that none of the terms and provisions contained in, or pertaining to, the Loan Documents shall ever be construed to create a contract to pay for the use or forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or maximum amount of interest permitted or allowed to be contracted for, charged, received, taken or reserved under said laws. For purposes of each Loan Document, interest shall include the aggregate of all amounts which constitute or are deemed to constitute interest under the laws of the State of Texas or, to the extent they may apply, the laws of the United States of America, that are contracted for, chargeable, receivable (whether received or deemed to have been received), taken or reserved under each such document. Neither Borrower nor any other Person shall ever be required to pay unearned interest on the Loan Documents and shall never be required to pay interest on the Loan Documents at a rate or in an amount in excess of the Maximum Rate or maximum amount of interest that may be lawfully contracted for, charged, received, taken or reserved under Applicable Law, and the provisions of this paragraph shall control over all other provisions of the Loan Documents. If the effective rate or amount of interest which would otherwise be payable under the Loan Documents would exceed the Maximum Rate or maximum amount of interest Bank or any other holder of the Credit Note or other Obligations is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Bank or any holder of the Credit Note or other Obligation shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under the Loan Documents to a rate or amount in excess of that permitted or allowed to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of the Credit Note or other Obligations or the amount of interest which would otherwise be payable thereunder shall be payable at, or reduced to, as applicable, the maximum amount allowed pursuant to the then applicable indicated (weekly) rate ceiling referred to hereinabove at the definition of the term Applicable Law, or if no such ceiling is then in effect, as authorized and allowed under said laws as now or hereafter construed by the courts having jurisdiction, and all such monies so charged, contracted for, received, taken or reserved that are deemed to constitute interest in excess of the Maximum Rate or maximum amount of interest permitted by Applicable Law shall be immediately returned to or credited to the account of Borrower upon such determination. All amounts paid or agreed to be paid in connection with the Credit Note or other Obligations which would under Applicable Law be deemed interest shall, to the maximum extent not prohibited by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of this Agreement or the Credit Note, as the case may be.

         Section 12.9 Notices. All notices and other communications provided for herein (including, without limitation any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed, or delivered to the attention of an Authorized Representative of the intended recipient at the Address for Notices specified below its name in the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given or made when transmitted by telex or telecopy to the attention of an Authorized Representative of the intended recipient, subject to telephone confirmation of receipt by any Person, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt by any Person, or when personally delivered or, in the case of a mailed notice certified mail return receipt requested, within three (3) Business Days of the day when duly deposited in the mails, in each case given or addressed to the attention of an Authorized Representative of the intended recipient as aforesaid; provided, however, notices to Bank pursuant to Article B shall not be effective until received by Bank.

         Section 12.10 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT TO EXTENT OTHERWISE EXPRESSLY PROVIDED IN ANY OF THEM) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND TO THE EXTENT APPLICABLE, LAWS OF THE UNITED STATES OF AMERICA; PROVIDED HOWEVER, THE PROVISIONS OF CHAPTER 15 OF THE TEXAS CREDIT CODE (VERNON'S TEXAS CIVIL STATES, ARTICLE 5069-15) ARE SPECIFICALLY DECLARED BY THE PARTIES HERETO NOT TO BE APPLICABLE TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO THE

TRANSACTIONS CONTEMPLATED HEREBY. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS HAVE BEEN ENTERED INTO IN HARRIS COUNTY, TEXAS, AND EACH SHALL BE PERFORMABLE BY THE BORROWER FOR ALL PURPOSES IN HARRIS COUNTY, TEXAS.

         Section 12.11 Submission to Jurisdiction; Waivers. TO THE MAXIMUM EXTENT NOT EXPRESSLY PROHIBITED BY APPLICABLE LAW FROM TIME TO TIME IN EFFECT, BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER IT HAS CONSULTED WITH ITS OWN ATTORNEY) IRREVOCABLY AND UNCONDITIONALLY:

                    (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE LOAN DOCUMENTS OR FOR RECOGNITIONS AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF HARRIS COUNTY, TEXAS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, AND APPELLATE COURTS FORM ANY THEREOF;

                    (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OR ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                    (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS FOR NOTICES REFERRED TO IN SECTION 12.9 HEREOF, ATTENTION TO AN AUTHORIZED REPRESENTATIVE OF SUCH PERSON (WITH COPY THEREOF, SO MAILED, TO ORLOFF, LOWENBACH, STIFELMAN & SIEGEL, P.A., 101 EISENHOWER PARKWAY, ROSELAND, NEW JERSEY 07068-1082, ATTENTION: MR. RALPH M. LOWENBACH) OR AT SUCH OTHER ADDRESS OR ADDRESSES OF WHICH BANK SHALL HAVE BEEN NOTIFIED PURSUANT HERETO;

                    (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                    (e) IN RECOGNITION THAT IT MAYBE ENTITLED TO A TRIAL IN WHICH MATTERS OF FACT ARE DETERMINED BY A JURY (AS OPPOSED TO A TRIAL IN WHICH SUCH MATTERS ARE DETERMINED BY A PRESIDING JUDGE), WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER, OR IN CONJUNCTION WITH, ANY OF THE LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS PROVIDED FOR HEREIN OR THEREIN OR CONTEMPLATED HEREBY OR THEREBY, WHETHER BEFORE OR AFTER MATURITY AND WHETHER OR NOT COMMENCED BY OR AGAINST IT.

         Section 12.12 Counterparts. This Agreement may be executed in one or more counterparts, and by each party hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 12.13 Severability. If any provision of this Agreement or any other Loan Document is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable to the extent required by the jurisdiction whose laws rendered such provision illegal, invalid or unenforceable; and the remaining provisions of this Agreement and of each of the other Loan Documents and, if not affected by the laws of the jurisdiction rendering such provision illegal, invalid or unenforceable, then, as to all other jurisdictions, all provisions hereof and thereof, shall remain in full force and effect and shall not be affected by such provision or by its severance. Upon any one or more provisions of this Agreement or any other Loan Document being held illegal, invalid or unenforceable, the parties hereto agree promptly to meet and to negotiate a replacement provision or provisions as similar as possible to that which it replaces, and until such negotiation is completed, each party hereto hereby agrees that there shall be deemed automatically included in such document a provision or provisions as similar in terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable. In furtherance of the foregoing, but in no manner limiting the generality thereof, to the extent that the undertaking to indemnify, pay and hold harmless set forth in any section or provision of this Agreement or any other Loan Document may be unenforceable because it is violative of any law or public policy as determined by the final unappealable judgment or order of a court of competent jurisdiction, each indemnifying party agrees, jointly and severally, that it shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all such indemnified matters incurred by the applicable indemnitees.

         Section 12.14    Participations.

         (a) Bank shall have the right, at any time and from time to time, to grant participations in, and make assignments of, the Credit Note and any other Loan Documents, and to the extent of each such participation or assignment, the provisions of the Loan Documents shall inure to the benefit of such participants and assigns; provided, however, promptly following each such participation, Bank shall notify Borrower of the identity of the participant, and prior to each assignment, Bank shall notify Borrower of the identity of the proposed assignee, and if Borrower consents to such assignment (the consent therefor not being unreasonable or untimely withheld by Borrower), Bank may consummate such assignments; provided, however, no participant or assignee shall be entitled to increased costs of the nature described in Article V in excess of the amount of increased costs to which Bank would have been entitled pursuant to Article V. Each actual or proposed participant or assignee shall be entitled to receive all information received by Bank pursuant to, and in connection with, the Loan Documents, and the transactions contemplated thereby, including, but without limitation, information regarding the creditworthiness of Borrower and KCS and the information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Office of the Comptroller of Currency (whether the actual or proposed participant is subject to the circular or not). Further, in regard to each participant and assignee, Borrower and KCS agree that each such Person shall have, and grants to each such Person, to the extent of its participation and assignment, the right to set-off deposit accounts maintained by any of them with such participant or assignee to at least the same extent as granted to Bank hereunder.

         (b) In no event shall Bank agree with any participant to take or refrain from taking any action hereunder or under any other Loan Document except that Bank may agree with such Participant that it will not, without the consent of such Participant, agree to any one or more of the following: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Credit Commitment, (ii) extend the date fixed for the payment of any principal of or interest on the Total Credit Principal (iii) reduce the rate at which interest is payable thereon, or any fee hereunder payable to such participant, to a level below the rate at which such participant is entitled to receive such interest or fee, (iv) alter the rights or obligations of Borrower to prepay the related Advances, (v) release all or substantially all of the Collateral, (vi) discharge or compromise, as to the Obligations or any substantial portion thereof, (vii) release KCS from the Guaranty, or (viii) amend the provisions of this Section 12.14(b).

         Section 12.15 Governmental Regulation. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, Borrower acknowledges and agrees that Bank shall not be obligated (i) to extend or fund any credit or other financial accommodation to, or for the benefit of, Borrower in an amount, or (ii) to perform any other agreement or obligation to, or for the benefit of, Borrower in any regard, in contradiction or violation of any limitation or prohibition provided by any applicable statute or regulation, or any interpretation, ruling, decision, opinion or other pronouncement in respect thereto (whether or not having the effect of law), which Bank believes is applicable.

         Section 12.16 Conflicting Provisions. The provisions of this Agreement shall be in addition to those of any other evidence of liability held by Bank in connection with the Obligations and the other Loan Documents, and all such documents shall be construed as complementary to each other. Should any provision contained in any other agreement between Bank and Borrower conflict with this Agreement (except with respect to one or more different jurisdictions of governing law as therein expressly provided), the provisions contained in this Agreement shall control; and further, in the event that there exist provisions in the Loan Documents to which Borrower is a party, which are similar in context, scope, subject matter or content, but not identical, same shall be construed as complementary to, and cumulative with, each other, and not, in whole or part, exclusive or mutually exclusive of one another.

         Section 12.17 Strict Compliance. If any action or failure to act by Borrower violates any covenant or obligation of Borrower herein or in another loan Document, then such violation shall not be excused by the fact that such action or failure to act would otherwise be permitted by any other covenant (or exception to any covenant) herein or therein contained other than the covenant violated.

         Section 12.18 No Control. None of the covenants, terms or other provisions of this Agreement or any other Loan Document or any document executed in conjunction herewith or therewith or related hereto or thereto shall, or shall be deemed to, give Bank the rights or powers to exercise control over, or participate in the management of, the business, affairs, operations or management (financial or otherwise) of Borrower or any of its Subsidiaries, including, without limitation, any right or power to influence or affect any treatment of hazardous wastes or hazardous waste disposal decisions; any and all implications or inferences regarding the existence of any such rights or powers are hereby expressly negated. The relationship between Bank and Borrower created by this Agreement and each of the other Loan Documents is only that of creditor-debtor and Lien holder-Lien grantor as applicable, and the rights, remedies, Liens and powers of Bank hereunder and thereunder are limited to the rights to receive payment of the Obligations and to exercise the Liens, rights, powers and remedies provided herein and therein and in any other document executed in conjunction herewith or therewith or related hereto or thereto.

         Section 12.19 Confidentiality. Bank agrees that it will use its best effort not to disclose any information furnished to it directly by Borrower or KCS, which is furnished pursuant to this Agreement, provided that Bank may disclose any such information (i) to employees, officers and board members of, counsel for, and other advisors, accountants, auditors, and consultants, to Bank and Bank's holding or parent company (ii) as may be required to comply with any law, statute, decision, order, rule, ruling or regulation applicable to Bank; (iii) as may be agreed to in advance by Borrower or by KCS, as applicable, (iv) which is or becomes generally available to the public; (v) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, federal or regulatory body having or claiming to have jurisdiction over Bank; (vi) as may be required or appropriate in response to any summons, subpoena or other legal process or in connection with any litigation, or (vii) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participation of Bank's interest hereunder provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, or prospective participant shall have entered into a confidentiality agreement with Borrower and KCS or for their benefit substantially upon the terms of this Section 12.19. Unless giving prior notice is not practical under the circumstances or is in violation of law, rule, regulation or order, as each of the foregoing determinations is determined by Bank, Bank shall endeavor to give Borrower or KCS, as applicable, prior notice before disclosing information as permitted pursuant to clauses
(ii), (v) and (vi) above.

         Section 12.20 Bank as Sole Beneficiary. All conditions of the obligations of Bank to make Advances hereunder and all covenants, warranties, representations, and other terms and provisions of, and applicable to, Borrower are imposed solely and exclusively for the benefit of Bank and its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Bank will refuse to make such Advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, covenants, warranties, representations and other terms and provisions. Any of such conditions, and the breach of, or noncompliance with, any such covenants, warranties, representations and other terms and provisions may be freely waived in whole or in part by Bank (subject to Section 12,14(b)) at any time if in its sole discretion it deems it advisable to do so. No such conditions, covenants, warranties, representations or other terms or provisions are intended to release, or authorize or permit a breach by Borrower of any of its obligations and requirements to any third Person, or any noncompliance therewith, or to evidence the contractual interference therewith by Bank.

         Section 12.21 Construction. Borrower acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by each of them.

         Section 12.22 Entire Agreement. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                    KCS ENERGY MARKETING, INC.

                    By
                      ----------------------------------------
                       Harry Lee Stout, President

                    Address for Notices:

                    KCS Energy Marketing, Inc.
                    379 Thornall Street
                    Edison, New Jersey 08837
                    Attn: An Authorized Representative (as herein defined and addressed as expressly required hereby)
                    Telecopy:      (908) 603-8960

                    Principal Place of Business:

                    1800 West Loop South, Suite 1400
                    Houston, Texas 77027

                   "BANK"

                   COMERICA BANK-TEXAS


                   By
                     -------------------------------------
                     Name:      Daniel G. Steele
                     Title:     Vice President

                   Address for Notices:

                   Post Office Box 4167
                   Houston, Texas 77210-4167 (MAILING)
                   One Shell Plaza
                   910 Louisiana, Suite 410
                   Attn:  Mr. Daniel G. Steele
                   Telecopy:  (713) 722-6540


                   With a copy to:

                   Comerica Bank-Texas
                   1300 Northpark Center, Fourth Floor
                   Dallas, Texas  75225

                   Attention:  Mr. Mark Fuqua

                                   SCHEDULE 1


                              Mortgaged Properties


                                       I.
                              Production Payments


A. That certain production payment established and conveyed by Hall-Houston Oil Company to Borrower pursuant to that certain Conveyance of Production Payment dated as of September 30, 1994, and/or that certain Amended and Restated Conveyance of Production Payment, dated as of October 31, 1994 as amended by that certain First Amendment to Amended and Restated Conveyance of Production Payment dated as of January 12, 1995, covering Hall-Houston Oil Company's interests in the following oil and gas leases and lands:

    1. West Cameron Area, Block 342: Oil and Gas Lease bearing Serial No. OCS-G 10576 effective July 1, 1989 between the United States of America, as Lessor, and Hall-Houston Oil Company, as Lessee, covering all of Block 342, West Cameron Area, West Addition, OCS Leasing Map, Louisiana Map No. 1A, containing approximately 5,000 acres.

    2.         West Cameron Area, Block 359:   Oil and Gas Lease bearing Serial
    No. OCS-G 14329 effective May 1, 1994 between the United States of America, as Lessor, and Hall-Houston Oil Company, as Lessee, covering all of Block 359, West Cameron Area, West Addition, OCS Leasing Map, Louisiana Map No. 1A, containing approximately 5,000 acres.

    3. Mustang Island Area, Block 783: Oil and Gas Lease bearing Serial No. OCS-G 14104 effective November 1, 1993 between the United States of America, as Lessor, and Hall-Houston Oil Company, Global Natural Resources Corporation of Nevada and Santa Fe Minerals, Inc., as Lessee, covering all of Block 783, Mustang Island Area, OCS Leasing Map, Texas Map No. 3.

    4.         West Delta Area, Block 94:  Oil and Gas Lease bearing Serial No.
    OCS 0839 effective May 1, 1960 between the United States of America, as Lessor, and Continental Oil Company, The Atlantic Refining Company, Cities Service Production Company and Tidewater Oil Company, as Lessee, as assigned to Hall-Houston Oil Company by Assignment of Operating Rights dated December 15, 1994, but effective as of September 20, 1994, executed by Conoco, Inc., OXY USA Inc., Vastar Resources, Inc. and Texaco Exploration and Production, Inc., as Assignors, to be recorded in Plaquemines Parrish, Louisiana, INSOFAR AND ONLY INSOFAR as said lease covers the S/2 of Block 94, West Delta Area, as shown on the official leasing map La. No. 8, Outer Continental Shelf Leasing Map (Louisiana offshore operations), limited in depth from the surface of the Earth down to and including 7,369 feet subsea.

    5.         West Delta Area, Block 95:  Oil and Gas Lease bearing Serial No.
    OCS-G 1497 effective December 1, 1966 between the United States of America, as Lessor, and Continental Oil Company, Cities Service Oil Company, Tidewater Oil Company and Atlantic Richfield Company, as Lessee, as assigned to Hall-Houston Oil Company by two separate Assignments of Operating Rights, each dated December 15, 1994, but effective as of September 20, 1994, executed by Conoco Inc., OXY USA Inc., Vastar Resources, Inc. and Texaco Exploration and Production Inc., as Assignors, to be recorded in Plaquemines Parrish, Louisiana, INSOFAR AND ONLY INSOFAR as said lease covers: (a) the S/2SE/4; S/2N/2SE/4; SE/4SW/4; and S/2SW/4SW/4 of Block 95, West Delta Area, Official Leasing Map, Louisiana Map No. 8, limited in depth from the surface of the Earth down to and including 7,369 feet subsea; and (b) that portion of the S/2 of Block 95, West Delta Area, Official Leasing Map, Louisiana Map No. 8, LESS AND EXCEPT the S/2SE/4; S/2N/2SE/4; SE/4SW/4; and S/2SW/4SW/4 thereof, AND LIMITED (i) to the acreage upthrown to the major down to the North (DTTN) "W" fault as confirmed by that six hundred sixty feet (660') of missing section in the Conoco West Delta 94 No. 2 Well as correlated against the Conoco West Delta 95 T No. 1 Well and (ii) in depth from the surface of the Earth down to and including 7,369 feet subsea

    6.         Ship Shoal Area, Block 184: Oil and Gas Lease bearing Serial No.
    OCS-G 12947, effective May 1, 1991, between the United States of America, as Lessor, and Agip Petroleum Co., Inc., as Lessee, covering all of Block 184, Ship Shoal Area, OCS Leasing Map, Louisiana Map No. 5, containing approximately 5,000 acres, insofar and only insofar as said lease is limited in depth from the surface to 100 feet below the stratigraphic equivalent of 8,615 feet subsea in the OCS-G 12947 Well #1.

Such Conveyance of Production Payment is recorded in the following records:


           COUNTY, STATE                       RECORDING DATA
           -------------                       --------------
 Nueces County, Texas                Official Public Records; Clerk's
                                     Document No. 933152

 Aransas County, Texas               Official Public Records; Clerk's
                                     File No. 197253; Image No.
                                     212062

 Jefferson Parish, Louisiana         MLBook 135, Folio 470 of Mineral
                                     Records; Clerk's Entry No. 56964

 Plaquemines Parish, Louisiana       C.O.B. No. 845, Folio 651 of
                                     Parish Records

 Cameron Parish, Louisiana           Book 803 of Conveyance Records;
                                     Clerk's File No. 238074

Such Amended and Restated Conveyance of Production Payment is recorded in the following records:


           COUNTY, STATE                       RECORDING DATA
           -------------                       --------------
 Nueces County, Texas                Official Public Records; Clerk's
                                     Document No. 936047

 Aransas County, Texas               Official Public Records; Clerk's
                                     File No. 197575; Image No.
                                     213305

 Jefferson Parish, Louisiana         MLBook 135, Folio 484 of Mineral
                                     Records; Clerk's Entry No. 60586

 Plaquemines Parish, Louisiana       C.O.B. No. 847, Folio 184 of
                                     Parish Records

 Cameron Parish, Louisiana           Book 805 of Conveyance Records;
                                     Clerk's File No. 238332

 Terrebonne Parish, Louisiana        Conveyance Records; Clerk's
                                     Entry No. 946412


B. That certain production payment established and conveyed by Offshore Gas Partners, L.C. and The Offshore Group, Inc. to Borrower pursuant to that certain Conveyance of Production Payment dated as of August 1, 1994, recorded in Volume 4186, Page 0954 of the Real Property Records of Mobile County, Alabama, covering Offshore Gas Partners, L.C. and The Offshore Group, Inc.'s interests in the following oil and gas leases and lands:

    1. Oil and Gas Lease No. 682, dated February 23, 1988, from the State of Alabama, acting by and through its Commissioner of the Department of Conservation and Natural Resources, as Lessor, to Atlantic Richfield Company, as Lessee, recorded in Volume No. 3254, Page 278 of the Official records of Mobile County, Alabama, and covering 1,291.25 acres, more or less. The gross leasehold working interest estate and operating rights interest of Grantor in this Oil and Gas Lease is 97.5%, and the corresponding net revenue interest of Grantor in this Oil and Gas Lease is an undivided 71.175%.

    2. Oil and Gas Lease No. 683, dated February 23, 1988, from the State of Alabama, acting by and through its Commissioner of the Department of Conservation and Natural Resources, as Lessor, to Atlantic Richfield Company, as Lessee, recorded in Volume No. 3254, Page 379 of the official records of Mobile County, Alabama, covering 1,291.25 acres, more or less. The gross leasehold working interest estate and operating rights interest of Grantor in this Oil and Gas Lease is 100%, and the corresponding net revenue interest of Grantor in this Oil and Gas Lease is an undivided 71.0%.

                                      II.
                       Production and Delivery Agreements

A. Production and Delivery Agreement dated September 30, 1994 by and between Borrower and Hall-Houston Oil Company, as amended by First Amendment to Production and Delivery Agreement dated as of October 31, 1994 executed pursuant to that certain Purchase and Sale Agreement dated September 30, 1994 between Borrower and Hall-Houston Oil Company, as amended by First Amendment to Purchase and Sale Agreement dated as of October 31, 1994.

B. Production and Delivery Agreement dated as of December 1, 1993, by and between Offshore Gas Partners, L.C., The Offshore Group, Inc. and Borrower, and recorded in Volume 4186, Page 0967, of the Real Property Records of Mobile County, Alabama.


                                      III.
                                 Deeds of Trust

A. Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated and effective September 30, 1994, between Hall-Houston Oil Company, as Mortgagor and Debtor, and Borrower, as Mortgagee and Secured Party; and Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated and effective October 31, 1994, between Hall-Houston Oil Company, as Mortgagor and Debtor, and KCS Energy Marketing, Inc., as Mortgagee and Secured Party, such Deeds of Trust being recorded in the following records:


            COUNTY, STATE                       RECORDING DATA
            -------------                       --------------
                                    Official Public Records; Clerk's
Nueces County, Texas                Document No. 936048

                                    Official Public Records; Clerk's
Aransas County, Texas               File No. 197574; Image No. 213278

                                    Official Public Records; Clerk's
Nueces County, Texas                Document No. 933153

                                    Official Public Records; Clerk's
Aransas County, Texas               File No. 197252; Image No. 212038

B. Act of Mortgage and Security Agreement dated and effective September 30, 1994, between Hall-Houston Oil Company, as Mortgagor, and KCS Energy Marketing, Inc., as Mortgagee; and Act of Mortgage and Security Agreement dated and effective October 31, 1994, between Hall-Houston Oil Company, as Mortgagor, and KCS Energy Marketing, Inc., as Mortgagee, such Mortgages being recorded in the following records:


           COUNTY, STATE                       RECORDING DATA
           -------------                       --------------
 Jefferson Parish,  Louisiana        MB Book 3674, Folio 884 of
                                     Mortgage Records; Clerk's Entry
                                     No. 60587

 Plaquemines Parish, Louisiana       M.O.B. No. 241, Folio 370 of
                                     Mortgage Records

 Cameron Parish, Louisiana           Book 204 of Mortgage Records;
                                     Clerk's File No. 238333
 Terrebonne Parish, Louisiana        Mortgage Records; Clerk's Entry
                                     No. 946413

 Jefferson Parish, Louisiana         MB Book 3672, Folio 377 of
                                     Mortgage Records; Clerk's Entry
                                     No. 56965

 Plaquemines Parish, Louisiana       M.O.B. No. 240, Folio 710 of
                                     Mortgage Records

 Cameron Parish, Louisiana           Book 203 of Mortgage Records;
                                     Clerk's File No. 238075

                                   SCHEDULE 2

                     Credit Borrowing Base Reduction Amount


         DATE                      AMOUNT OF REDUCTION
         ----                      -------------------
 April 1, 1995                        $2,000,000.00

 July 1, 1995                         $2,000,000.00

 October 1, 1995                      $2,000,000.00

 January 1, 1996                      $2,000,000.00

 April 1, 1996                        $2,000,000.00

 July 1, 1996                         $2,000,000.00

 October 1, 1996                      $2,000,000.00

 January 1, 1997                      $2,000,000.00

 April 1, 1997                        $2,000,000.00

 July 1, 1997                         $2,000,000.00

 October 1, 1997                      $2,000,000.00

                                   SCHEDULE 3

                             Litigation; Judgments

(1) No. 93-65292; KCS Energy Marketing, Inc. vs. The Polaris Pipeline Corporation; In the 270th Judicial District Court of harris County, Texas. The plaintiff seeks payment due on a natural gas account of approximately $53,000, court costs, attorneys fees, and punitive damages based on defendant's fraudulent conduct.

(2) No. 94-1706; KCS Energy Marketing, Inc. vs. Federal Energy Regulatory Commission; In the United States Court of Appeals for the District of Columbia Circuit. Petitioner seeks review and reversal of three FERC Orders denying Petitioner a refund of PSP charges previously paid to Transcontinental Gas Pipe Line Corporation.

                                   SCHEDULE 4

                                 Existing Debt

(1) Loan Agreement dated as of January 11, 1995 among KCS Energy Marketing, Inc., as Borrower, KCS Energy, Inc. and Proliq, Inc., each as a Guarantor and Canadian Imperial Bank of Commerce, as Lender.

(2) Any subsequent credit facility, provided however, that the credit facility is designed to replace the agreement specified under the above item 1 of this schedule and that such new facility does not change the purpose for which the Debt was incurred or the nature of the collateral for such Debt.

(3) Any indebtedness representing the deferred payment of the purchase price of a volumetric production payment.

                                   SCHEDULE 5

                                  Subsidiaries

KCS Energy Marketing, Inc. currently owns no subsidiary companies.

                                   SCHEDULE 6

                                 Existing Liens

None

                                   SCHEDULE 7

                         Taxes Contested in Good Faith

None

                                   SCHEDULE 8

                                  Trade Names

KCS Energy Marketing, Inc. transacts business in the state of New Jersey under the following assumed name:

               KCS Energy Management Services, Inc.

                                   SCHEDULE 9

                             Make-Up/Gas Imbalance

There are currently no gas imbalances with respect to the production payment and excess gas delivered from the Mortgaged Properties.

                                  SCHEDULE 10

                       Production and Delivery Agreements

A. Production and Delivery Agreement dated September 30, 1994 by and between Borrower and Hall-Houston Oil Company, as amended by First Amendment to Production and Delivery Agreement dated as of October 31, 1994 executed pursuant to that certain Purchase and Sale Agreement dated September 30, 1994 between Borrower and Hall-Houston Oil Company, as amended by First Amendment to Purchase and Sale Agreement dated as of October 31, 1994.

B. Production and Delivery Agreement dated as of December 1, 1993, by and between Offshore Gas Partners, L.C., The Offshore Group, Inc. and Borrower, and recorded in Volume 4186, Page 0967, of the Real Property Records of Mobile County, Alabama.

                                  SCHEDULE 11

                          Title Curative Requirements

1. Amended and Corrected Assignments from Conoco, Inc. et al to Hall Houston Oil Company covering West Delta Area Block 94 (OCS-0839) and West Delta Area Block 95 (OCS-G1497);

2. Amended and Corrected Conveyance of Production Payment from Hall Houston Oil Company to KCS Energy Marketing, Inc. covering the property described in 1 above;

3. Any requirements specified in post closing title opinions delivered by KCS Energy Marketing, Inc. to Comerica Bank-Texas covering production payments pledged to Comerica Bank-Texas.

                                  SCHEDULE 12

                      Claims Against Mortgaged Properties


    There are no claims in respect of the Mortgaged Properties to the best of the Borrower's knowledge and belief.

                                  SCHEDULE 13

                     Existing Loans, Advances, Investments

1.  1,127 Shares of National Gypsum Common Stock

                                  SCHEDULE 14

                             Environmental Matters

    KCS Energy Marketing, Inc. ("Borrower") is a marketer of natural gas. The Borrower's natural gas marketing activities include: buying natural gas, acquiring natural gas supplies by means of production payments, arranging for and monitoring transportation of natural gas by various intrastate and interstate pipeline systems, hedging natural gas purchase and sales transactions on the New York Mercantile Exchange, and accounting for and invoicing for said natural gas purchase and sales transactions. These activities take place primarily in the Borrower's main office in Houston, Texas or in one of the Borrower's three satellite offices in Edison, New Jersey, Buffalo, New York or Belle Vernon, Pennsylvania. Borrower does not own or operate any oil or natural gas wells, gathering facilities or appurtenant equipment which could be the source of environmental responsibility.

                                  SCHEDULE 15

                        Current Purchasers of Production



                        COMPANY                                                 MMBTU
  O&R Energy Development, Inc.
  28 West Grand Ave.
  Montvale, NJ  07645                                                           42,900
  Attn:  Brian Kelly

  Associated Gas Services, Inc.
  10777 Westheimer                                                              3,900
  Houston, TX  77042
  Attn:  Accounts Payable

  Coastal Gas Marketing
  9 Greenway Plaza - 22nd Floor                                                 3,900
  Houston, TX  77046-0995
  Attn:  Barbara Parker

  Channel Gas Marketing
  P.O. Box 2511
  Houston, TX  77252-2511                                                       66,150
  Attn:  Accounts Payable

  Enron Industrial Natural Gas Company
  Gas Purchase Accounting                                                       7,167
  P.O. Box 1188
  Houston, TX  77251-1188

  Tejas Power Corporation
  200 Westlake Park Blvd.                                                       7,167
  Houston, TX  77079
  Attn:  Elizabeth Eubank

  Western Gas Resources, Inc.
  12200 N. Pecos
  Denver, CO  80234                                                             4,747
  Attn:  Cheryl Chesmore


  Coast Energy Group, Inc.
  9494 Southwest Freeway                                                       237,000
  Houston, TX  77074
  Attn:  Accounts Payable

                                   EXHIBIT A


                                  CREDIT NOTE

                                   EXHIBIT B


                              ADVANCE REQUEST FORM

                                  EXHIBIT C-1


                          OIL AND GAS MORTGAGE - TEXAS

                                  EXHIBIT C-2


                        OIL AND GAS MORTGAGE - LOUISIANA

                                  EXHIBIT C-3


                         OIL AND GAS MORTGAGE - ALABAMA

                                   EXHIBIT D


                                    GUARANTY

                                   EXHIBIT E


                             LETTER TRANSFER ORDER